EXHIBIT 99.2

Subject to Completion, Dated __________ __, 200_

PROSPECTUS SUPPLEMENT
(To Prospectus dated ___, 200_)

$___________
(Approximate)
FBRSI TRUST 200__-__
Asset-Backed Notes, Series 200__-__
FBRSI Trust 200__-__,
Issuer
FBR SECURITIZATION, INC.
Depositor

————————

     Consider carefully the risk factors beginning on page S-6 of this prospectus supplement and page 8 in the accompanying prospectus.

     The notes will represent obligations of your trust only and will not represent interests in or obligations of FBR Securitization, Inc. or any of its affiliates. Neither the notes nor the underlying assets are insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in this prospectus supplement, your notes are not insured or guaranteed by any person.

     This prospectus supplement may be used to offer and sell any series of notes only if accompanied by the prospectus for that series.

     The trust will issue ___classes of notes which will be secured by the assets of the trust. The following classes of notes are offered by this prospectus supplement and the accompanying prospectus:

	Original Principal	Interest
Class	Balance(1)	Rate(2)
A
M

(1) This amount is approximate, as described in this prospectus supplement.

(2) The interest rate of each class of notes is subject to increase, as described in this prospectus supplement.

     The terms of the notes offered by this prospectus supplement are discussed under “Summary of Terms—The Notes” beginning on page 1 of this prospectus supplement.

     The assets of the trust will primarily consist of a pool of [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates]. [The trust also will hold cash for the purchase of additional assets on or before ___, 200_.]

     The notes offered by this prospectus supplement will be purchased by ___, as the underwriter[s], from FBR Securitization, Inc. and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See “Underwriting” in this prospectus supplement. Proceeds to the depositor with respect to the notes are expected to be approximately ___%, before deducting expenses payable by the depositor, estimated at $___.

     Delivery of the notes will be made only in book-entry form on or about ______ ___, 200_. The first monthly payment date will be ______ ___, 200_.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

_____________________

[Logo[s] of
Underwriter[s]]
_____________________
The date of this prospectus supplement is __________ __, 200_.

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

     We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We have filed preliminary information regarding your trust’s assets and your notes with the Securities and Exchange Commission. The information contained in this prospectus supplement and the accompanying prospectus supersedes all of that preliminary information.

     We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

——————————

     After the initial distribution of the notes offered by this prospectus supplement, this prospectus supplement and the accompanying prospectus may be used by the underwriter[s] in connection with market making transactions in those notes. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.

——————————

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriter[s] of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

——————————

     This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the seller, the master servicer, the servicer or any of their affiliates. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents provide the pages on which these captions are located.

Tables of Contents
Prospectus Supplement

Page
USE OF PROCEEDS	S-65
UNDERWRITING	S-65
LEGAL MATTERS	S-65
RATINGS	S-65

S-v

Table of Contents
Prospectus

Page
CONTSUMMARY OF PROSPECTUS	[-]
RISK FACTORS	[-]
THE DEPOSITOR	[-]
USE OF PROCEEDS	[-]
DESCRIPTION OF THE SECURITIES	[-]
MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS	[-]
THE TRUSTS	[-]
CREDIT ENHANCEMENT	[-]
ORIGINATION AND SALE OF TRUST ASSETS	[-]
SERVICING OF THE TRUST ASSETS	[-]
CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT AND THE INDENTURE	[-]
CERTAIN LEGAL ASPECTS OF THE TRUST ASSETS	[-]
FEDERAL INCOME TAX CONSEQUENCES	[-]
STATE TAX CONSIDERATIONS	[-]
ERISA CONSIDERATIONS	[-]
LEGAL INVESTMENT CONSIDERATIONS	[-]
PLAN OF DISTRIBUTION	[-]
RATINGS	[-]
ADDITIONAL INFORMATION	[-]
LEGAL MATTERS	[-]

SUMMARY OF TERMS

•	This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•	While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Whenever we refer to a percentage of some or all of the assets in the trust, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those assets as of the related cut-off date unless we specify otherwise. We explain in this prospectus supplement under “Description of the Asset Pool—General” how the scheduled principal balance of a trust asset is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the aggregate principal balance of any assets, we mean the aggregate of their scheduled principal balances unless we specify otherwise.

Trust

     FBRSI Trust 200_-_(the “Trust”)

Indenture Trustee

                                                                 . See “The Indenture Trustee” in this prospectus supplement for additional information.

Owner Trustee

                                                                 . See “The Owner Trustee” in this prospectus supplement for additional information.

Seller

                                              will sell the assets to the depositor.

Depositor

     FBR Securitization, Inc., a Delaware special purpose corporation, will sell the assets to the trust.

Master Servicer

                                             , will oversee the servicing of the primary servicers. See “The Master Servicer and the Servicers” in this prospectus supplement for additional information.

Primary Servicers

                                             ,                                         and                      initially will service approximately                     %,                     % and                     %, respectively, of the assets. The remainder of the assets included in the asset pool will be serviced by various other servicers, none of which will service more than                     % of the assets. See “The Master Servicer and the Servicers” in this prospectus supplement.

Originators

     Approximately                     %,                     % and                     % of the assets were originated by                     ,                                                              and                                                             , respectively. The remainder of the assets were originated by various other banks, savings and loans and other lending institutions. See “Description of the Asset Pool” in this prospectus supplement.

Closing Date

     The notes are expected to be issued on or about                                                              , 200_.

The Notes

     On the closing date, the trust will issue the class ___notes and the class ___notes pursuant to the indenture. The notes will represent obligations of the trust and will be secured by the assets of the trust, which will consist primarily of approximately ___[mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates] having an aggregate scheduled principal balance as of                                                              , 200___of approximately $                                        . [Any difference between the aggregate principal amount of the notes on the date they are issued and the approximate aggregate principal amount of the notes as reflected in this prospectus supplement will not exceed [5]%.]

     The notes offered by this prospectus supplement will be issued in book-entry form. See “Description of the Notes—General” in this prospectus supplement for a discussion of the authorized minimum denominations and the incremental denominations of the notes.

Payments on the Notes

     Principal and interest on the notes will be paid on the [ - ] day of each month, beginning in                                          200_. However, if the [ - ] day is not a business day, payments will be made on the next business day after the [ - ] day of the month.

Interest Payments

     The interest rate for the notes is set forth on the cover of this prospectus supplement. If the holder of the trust certificates fails to exercise its option to terminate the trust on the earliest permitted date as described below under “Description of the Notes—Optional Redemption,” the interest rate payable on the class ___notes and the class ___notes thereafter will be ___% per annum and ___% per annum, respectively.

     Interest will accrue on each class of notes at the applicable per annum rates described in this prospectus supplement. Calculations of interest on the notes will be computed on the basis of [a 360-day year consisting of twelve 30-day months]. A failure to pay interest on any notes on any payment date that continues for 30 days constitutes an event of default under the indenture.

     On each payment date the interest proceeds remaining after the payment of certain trust expenses will be applied to pay interest on the notes.

     See “Description of the Notes—Payments on the Notes—Interest Payments” in this prospectus supplement.

Principal Payments

     Principal payments on the notes generally will reflect principal collections on the assets. Principal payments also will include a portion of interest collections to the extent necessary to restore overcollateralization to the required level as described under “Description of the Notes—Credit Enhancement” in this prospectus supplement.

     On each payment date, the principal proceeds remaining after the payment of certain trust expenses will be applied to pay principal on the notes.

     See “Description of the Notes—Payments on the Notes—Principal Payments” in this prospectus supplement.

Limited Recourse

     The only source of cash available to make interest and principal payments on the notes will be the assets of the trust, which are pledged to secure the notes. The trust will have no source of cash other than collections and recoveries with respect to the assets through insurance or otherwise. No other entity will be required or expected to make any payments on the notes.

Credit Enhancement

     The payment structure of this securitization includes subordination, excess interest and overcollateralization to increase the likelihood that noteholders will receive regular payments of interest and principal. See “Risk Factors—Risks Related to the Notes” and “Description of the Notes—Credit Enhancement” in this prospectus supplement for a more detailed description of the subordination, excess interest and overcollateralization features.

Subordination of Payments

     The senior notes will have a payment priority as a group over the subordinate notes. The class ___notes will have a payment priority over the class ___notes. Each class of notes will have a payment priority over the trust certificates retained by the depositor or its designee (which are not offered hereby).

     See “Description of the Notes—Credit Enhancement—Subordination of the Class M Notes” in this prospectus supplement.

Excess Interest

     The assets owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. This “excess interest” received from the assets each month will be available to absorb realized losses on the assets and to maintain overcollateralization at required levels. See “Risk Factors—Risks Related to the Notes” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

     On the closing date, the outstanding scheduled principal balance of the assets is expected to exceed the aggregate principal amount of the notes by approximately $                                        , which represents approximately ___% of the scheduled principal balance of the assets as of                                         ,                     . We refer to such excess herein as “overcollateralization.” Thereafter, to the extent described in this prospectus supplement, a portion of excess interest will be applied to pay principal on the notes, which (1) will reduce the principal amount of the notes at a faster rate than the principal amount of the assets is being reduced and (2) will achieve and maintain the required level of overcollateralization. We cannot, however, assure you that for all periods sufficient excess interest will be generated by the assets to maintain the required level of overcollateralization.

     See “Risk Factors—Risks Related to the Notes” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this prospectus supplement.

The Assets

     On the closing date, the assets of the trust will consist primarily of approximately ___ [mortgage loans] [home equity loans] with an aggregate principal balance as of the cut-off date, which is                                          ___, 200_, of approximately $                                        . Less than ___% of the assets by scheduled principal balance will consist of mortgage loans secured by [mixed residential and commercial properties [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates] [The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.] Apartment cooperative loans are secured by a pledge of the stock evidencing an interest in the apartment. [Manufactured housing installment sales contracts and installment loan agreements may be secured by interests in the manufactured home, real estate on which the manufactured home is located or both.]

     Approximately ___% of the assets have original terms to stated maturity of approximately 30 years. The assets in your trust will not be insured or guaranteed by any government agency.

     See “Description of the Asset Pool” in this prospectus supplement.

[Pre-Funding Account

     The trust may purchase subsequent assets on or before                                          ___, 200___for inclusion in the asset pool. At closing, the indenture trustee will hold in trust from the proceeds of the sale of the notes, approximately $                                        , which may be applied to the purchase of subsequent assets. If those funds are not completely used by                                          ___, 200_, any remaining pre-funding amounts will be administered as principal prepayments on the notes. The payment will be made on the payment date immediately following the end of the pre-funding period.]

Optional Redemption

     The [holders of the trust certificates] may redeem the outstanding notes on the date on which, after taking into account payments of principal to be made on such payment date, the aggregate outstanding principal amount of the notes is less than [ — ]% of the aggregate initial principal amount of the notes. Such redemption will be paid in cash at a price equal to 100% of the aggregate outstanding principal amount of the notes redeemed, plus accrued and unpaid interest through the day preceding the final payment date.

     See “Description of the Notes—Optional Redemption” in this prospectus supplement.

Tax Status

     Based on the facts as they currently exist, Hunton & Williams LLP, tax counsel to the depositor, is of the opinion that for federal income tax purposes the notes will be characterized as debt, to the extent that they are issued to parties unrelated to the holder of the trust certificates. See “Material Federal Income Tax Consequences” in the accompanying prospectus. By acceptance of your note, you will be deemed to have agreed to treat your note as a debt for federal, state and local income tax purposes and any other tax measured by income.

     [The trust will be classified as a taxable mortgage pool for federal income tax purposes. The trust will not, however, be taxed as a corporation as long as the trust is owned exclusively by a “real estate investment trust” or a “qualified REIT subsidiary.” ___represents that it is a [real estate investment trust] [qualified REIT subsidiary][and that it will own 100% of the ownership interest in the trust, which is represented by a trust certificate, directly or indirectly through a qualified REIT subsidiary. The trust agreement sets forth restrictions on the transferability of the trust certificate to ensure it will only be held through a “real estate investment trust” or a “qualified REIT subsidiary.” See “Risk Factors—Risks Related to the Notes” and “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.]

ERISA Considerations

     It is anticipated that the notes will be treated as debt for state law purposes. Accordingly, a purchaser subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) should not be treated as having acquired a direct interest in the assets of the trust by reason of its purchase of a note.

     Generally, the notes offered by this prospectus supplement may be purchased by employee benefit plans or individual retirement accounts subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended if certain conditions are met. Each fiduciary of an employee benefit plan or an individual retirement account considering a purchase of the notes must determine that the purchase of a note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus for a more complete discussion of these issues.

Legal Investment Considerations

     After the funds on deposit in the pre-funding account have been reduced to zero, the notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

     See “Legal Investment Considerations” in this prospectus supplement and the accompanying prospectus.

Ratings of the Notes

     It is a condition of the issuance of the notes that they initially be assigned the following ratings by [Moody’s Investors Service, Inc.,] [Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.] [and] [Fitch, Inc.]:

[Standard
	[Moody’s]	and Poor’s]	[Fitch]
Class	Rating	Rating	Rating

•	These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

•	These ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

     See “Ratings” in this prospectus supplement for a more complete discussion of the note ratings.

RISK FACTORS

     An investment in the notes involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes. You should also carefully consider the information set forth under “Risk Factors” in the accompanying prospectus.

Risks Related to the Notes

     Noteholders will have recourse only to assets pledged to secure the notes.

     The assets pledged to secure the notes will be the only source for payments on the notes. The notes will not be insured or guaranteed by any governmental entity or by the depositor, the master servicer, any servicer, the indenture trustee, the owner trustee or any affiliate of the foregoing or by any other person. The noteholders will have no recourse to the depositor in the event of a default on the notes, and each noteholder will be deemed to have agreed by the acceptance of its note not to file a bankruptcy petition or commence similar proceedings in respect of the depositor.

     It may be difficult to resell your notes.

     There is currently no secondary market for the notes and there can be no assurance that a secondary market for the notes will develop. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed notes have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risk.

     The credit enhancement may be inadequate to avoid a loss on your notes.

     The notes are not insured by any financial guaranty insurance policy. The subordination, excess interest and overcollateralization features described in this prospectus supplement are intended to enhance the likelihood that holders will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the assets.

     Excess Interest and Overcollateralization

     We expect that the assets will generate more interest than is needed to pay interest accrued on the notes and the fees and expenses of the trust, at least during certain periods, because the weighted average of the interest rates on the assets is expected to be higher than the interest rate on the notes. Any remaining interest generated by the assets will be used to absorb realized losses on the assets. After these obligations of the trust are covered, available excess interest generated by the assets will be used to maintain overcollateralization.

     On the closing date, the principal balance of the assets will exceed the aggregate principal amount of the notes. Such excess is referred to herein as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the assets will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess interest that the assets will generate:

•	Prepayments. Every time a trust asset is prepaid, aggregate excess interest after the date of prepayment will be reduced because that trust asset will no longer be outstanding and generating interest. The effect on your notes of this reduction will be influenced by the amount of prepaid assets and the characteristics of the assets. Prepayment of a disproportionately high number of high interest rate assets would have a greater negative effect on future excess interest.

•	Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the assets turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders. Every time a trust asset is liquidated or written off, excess interest is reduced because such trust asset will no longer be outstanding and generating interest.

     See “Description of the Notes—Credit Enhancement—Excess Interest” and “—Overcollateralization” in this prospectus supplement.

     Subordination

     No payment of interest on any class of notes will be made until all accrued interest due and payable on the notes of each class that is senior to such class has been paid in full on that payment date. No payment of principal of any class of notes will be made until all principal of, and all accrued interest due and payable on, the notes of each class that is senior to such class have been paid in full. In the event of any realization on the assets, proceeds will be allocated to the notes in accordance with the priority of payments set forth in this prospectus supplement under “Description of the Notes—Payments on the Notes.” If realized losses are incurred with respect to the assets to the extent that the aggregate principal amount of the notes exceeds the stated principal balances of the assets, the class M notes may never receive that principal and interest. Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

     See “Description of the Notes—Credit Enhancement—Subordination of the Class M Notes” in this prospectus supplement.

     An investment in the notes may not be appropriate for some investors.

     The notes are complex securities and are not suitable investments for all investors. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

     You may experience delays or reductions of payments on your notes if the transfer of assets to your trust is not considered a sale in the event of bankruptcy.

     The transfer of the assets by the seller to the depositor or, in the case of subsequently conveyed assets, the trust, will be structured as a sale for contractual and legal purposes, rather than a pledge of the assets to secure indebtedness, even though the seller intends to treat the overall transaction as a financing for accounting and tax purposes. Notwithstanding the intent of the parties to consider the transfer of assets to the depositor and the trust as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the trust to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your notes and result in a reduction of payments due on your notes.

     [Your trust could become a taxable entity.

     For federal income tax purposes, the trust will be a taxable mortgage pool. As long as the trust certificate is held exclusively, directly or indirectly, through one or more wholly owned “qualified REIT subsidiaries” or by an entity that qualifies as a “real estate investment trust” under the rules set forth in the Internal Revenue Code of 1986, as amended, the taxable mortgage pool will not be subject to federal income tax. ___will hold a 100% ownership interest the trust certificate. ___represents that it qualifies as a [“real estate investment trust”] [“qualified REIT subsidiary”] and that it will not undertake any action that would cause the trust to be subject to federal income tax. Under the terms of the related owner trust agreement, the trust certificate may be transferred only to an entity that qualifies as either a “real estate investment trust” or a “qualified REIT subsidiary.” The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If the holder of the trust certificate were to fail to qualify as a real estate investment trust or a qualified REIT subsidiary, or if the initial holder of the trust certificate were to transfer the trust certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. See “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus.]

Risks Related to Prepayment and Yield

     Loan prepayments by borrowers or repurchases by the seller of the assets may adversely affect the average life of, and rate of return on, your notes.

     The rate of prepayments on the assets will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, trust asset prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the assets may decrease.

     Borrowers may prepay their assets in whole or in part at any time; however, approximately ___% of the assets to be included in the asset pool require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from [six months to three years] after origination. These prepayment premiums may discourage borrowers from prepaying their assets during the applicable period.

     The timing of payments of principal also may be affected by liquidations of or insurance payments on the assets. In addition,                                         , as the seller of the assets to the depositor, or the party from which                                          acquired a particular trust asset, may be required to purchase assets from the trust in the event that certain breaches of representations and warranties made are not cured. These purchases will have the same effect on noteholders as prepayments of assets.

     A prepayment of a trust asset usually will result in a payment of principal on the notes. If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

     The prepayment experience of the assets may differ significantly from that of other similar assets included in the various servicers’ portfolios.

     See “Yield, Prepayment and Weighted Average Life Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the assets.

     Loan prepayments may result in shortfalls in interest collections and reduce the yield on your notes.

     When an asset is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer generally is required to cover the shortfall in interest collections attributable to prepayments in full or in part, but only to the extent of its servicing fee. The master servicer is required to cover these interest shortfalls, to the extent required to be paid but not paid by the servicer, up to an amount equal to the master servicing fee.

     Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

     [If amounts in any pre-funding account are not used to purchase additional assets, you will receive a prepayment on the notes.

     As described further in this prospectus supplement, the depositor will deposit a specified amount in a pre-funding account on the date the notes are issued. The deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the notes. Any amounts remaining in the account at the end of the period will be paid as a prepayment of principal to the holders of the notes. The resulting prepayment could adversely affect the yield to maturity of those notes.]

     The presence of balloon loans may increase the likelihood of delinquencies on the assets.

     Approximately ___% of the assets are balloon loans. Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. The borrower’s ability to make this lump sum payment usually depends on the ability of the borrower to refinance the loan or sell the underlying property, which depends on a number of factors, including:

•	the level of interest rates;

•	the borrower’s equity in the property;

•	general economic conditions; and

•	the availability of credit.

     If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for such loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

     The presence of assets with interest-only payments may result in lower weighted average lives of notes.

     Approximately ___% of the assets provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ___years following the origination of the trust asset. Following that ___-year period, the monthly payment with respect to each of these assets will be increased to an amount sufficient to amortize the principal balance of the trust asset over the remaining term and to pay interest at the mortgage rate.

     The presence of these assets will, absent other considerations, result in longer weighted average lives of the notes than would have been the case had these loans not been included in the trust. If you purchase a note at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these assets provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first ten years of the term of a trust asset as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that trust asset may be subject to an increased risk of delinquency and loss.

     Certain features of the assets may adversely affect your investment in the notes.

     The assets have features that create additional risks to investors, including those described below.

•	The principal balances of approximately ___of the assets (representing approximately ___% of the assets) were in excess of [$1,000,000] as of ___, 200_. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the asset pool as a whole.

•	[Additional characteristics to be identified based on the characteristics of the asset pool.]

     Delinquencies on the assets may adversely affect the yield in your notes.

     The assets were originated or acquired by the originators generally in accordance with underwriting guidelines of the type described in this prospectus supplement and the accompanying prospectus. The assets generally have been underwritten in compliance with underwriting standards comparable to the underwriting guidelines of Fannie Mae and Freddie Mac; however, these assets may not meet every criterion of Fannie Mae’s or Freddie Mac’s guidelines, such as the guidelines’ maximum principal balance, loan-to-value requirements or other underwriting criteria. Accordingly, we make no assurance regarding the delinquency, foreclosure and loss experience regarding the assets.

     Changes in the values of secured properties related to the assets may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the assets in the trust than on assets originated in strict accordance with Fannie Mae’s or Freddie Mac’s guidelines. We cannot assure you that the values of the secured properties have remained or will remain at levels in effect on the dates of origination of the related assets.

     Any losses resulting from the lack of uniformity of underwriting standards or a reduction in the values of the secured properties may adversely affect the yield to maturity of your notes. See

“Description of the Asset Pool—General” in this prospectus supplement for a description of the characteristics of the assets in the asset pool and “Underwriting Guidelines” in this prospectus supplement for a general description of the underwriting guidelines used in originating the assets.

Risks Related to the Assets

     Geographic concentration of assets may adversely affect your notes.

     Approximately ___% of the assets to be included in the asset pool are secured by properties located in                                         . The rate of delinquencies, defaults and losses on the pool of assets may be higher than if fewer of the assets were concentrated in that state because the following conditions could have a disproportionate impact on such assets:

•	weak economic conditions in , which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•	declines in the real estate market in may reduce the values of properties located in that state, which would result in an increase in the loan-to-value ratios; or

•	properties in may be more susceptible than properties located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, hurricanes, floods, wildfires, mudslides and other natural disasters.

     Natural disasters affect various regions of the United States from time to time, which may result in increased losses on assets in those regions or in insurance payments that will constitute prepayments of those assets.

     For additional information regarding the geographic concentration of the assets to be included in the asset pool, see the geographic distribution table under “Description of the Asset Pool” in this prospectus supplement.

     [The return on your certificates may be particularly sensitive to the concentration of cooperative loans in the mortgage pool.

     Approximately ___% of the Cut-off Date Balance of the Mortgage Loans are cooperative loans. Cooperative loans may present additional risks:

•	In the context of foreclosure following a default by the borrower, in order to complete foreclosure, the servicer in most cases must obtain the approval or consent of the board of directors of the cooperative before transferring the collateral for the cooperative loan. This may limit the ability of the servicer to sell and realize on the value of the collateral.

•	If the servicer forecloses on a cooperative loan, the cooperative will recognize a lender’s lien against proceeds from the sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the cooperative’s rights to sums due under the proprietary lease or occupancy agreement which have become liens on the shares relating to the proprietary lease or occupancy agreement. This could further reduce the amount realized upon a sale of the collateral, which may be less than the outstanding Scheduled Principal Balance of the cooperative loan.

•	The interest of the occupant under proprietary leases or occupancy agreements as to which the cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage on the cooperative. If the cooperative is unable to meet its payment obligations arising under an underlying mortgage, the mortgagee holding the underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. In either case, foreclosure by the holder of an underlying mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the cooperative, or in the case of the mortgage loans, the collateral securing the cooperative loans.

•	Because of the nature of cooperative loans, lenders do not require the tenant-stockholder to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the cooperative’s building or real estate may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

•	The value of an individual dwelling in a cooperative may be adversely affected by changes in debt-levels relating to the cooperative as well as management issues relating to the cooperative.]

     [The liquidation proceeds of mixed-use loans may take longer to recover.

     Mixed-use loans are mortgage loans secured by structures that include both residential dwelling units and space used for retail, professional or other commercial uses. Mixed-use loans represent approximately ___% of the Cut-off Date Principal Balance of the Mortgage Loans. Due to the limited market for the type of properties securing mixed-use loans, in the event of a foreclosure, it may take longer to recover proceeds from the liquidation of a mixed-use loan than it would for a mortgage loan secured by a one- to four-family dwelling.]

     Defaults by borrowers on assets in your trust that are not insured under primary mortgage insurance policies may increase the likelihood of losses on assets.

     Approximately ___% of the assets expected to be in the trust on the closing date have original loan-to-value ratios greater than ___%. Approximately ___% of the assets with original loan-to-value ratios in excess of ___% are not covered by a primary mortgage insurance policy. If borrowers without primary mortgage insurance default on their assets, there is a greater likelihood of losses than if such assets were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses and, as a result, the yield to maturity of your notes may be adversely affected.

     If the receipt of liquidation proceeds is delayed or if the liquidation proceeds are less than the scheduled principal balance of the related trust asset, you could suffer a loss on your notes.

     Substantial delays could be encountered in connection with the liquidation of delinquent assets. Further, reimbursement of advances made by a servicer or the master servicer, as the case may be, and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses, may reduce the portion of liquidation proceeds payable to noteholders. Unless covered by an insurance policy, if a secured property fails to provide adequate security for the related trust asset, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

     The failure to comply with consumer protection laws may create liabilities on your trust.

     A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your trust. These liabilities could include a reduction in the amount payable under a trust asset, the inability to foreclose on the related secured property, or liability of your trust to a borrower. Each originator will warrant that the origination of each trust asset materially complied with all applicable requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any trust asset and that each trust asset is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any trust asset would create an obligation on the part of the originator or the trust asset seller, as the case may be, to repurchase or substitute for the trust asset unless the breach is cured. However, the failure of an originator or trust asset seller to repurchase or substitute for the defective trust asset or pay the liability could expose your trust to losses.

     [Underwriting standards for home equity loans vary from conventional loan underwriting standards and may present greater credit risk.

                                             ’s underwriting standards are primarily intended to assess the value of the secured property and to evaluate the adequacy of the secured property as collateral for the trust asset and the applicant’s credit standing and ability to repay.                                          provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While                                         ’s primary consideration in underwriting a trust asset is the value of the secured property as collateral,                                          also considers, among other things, a borrower’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the secured property.                                         ’s underwriting standards do not prohibit a borrower from obtaining secondary financing from other sources at the time of origination of                                         ’s first lien. Any secondary financing would reduce the equity the borrower would otherwise have in the related secured property that is indicated in                                         ’s loan-to-value ratio determination. The Depositor believes that                     ’s underwriting standards utilize factors similar to                     ’s underwriting standards in underwriting assets to its underwriting standards.

     As a result of the foregoing, the rates of delinquency, foreclosure and bankruptcy on home equity loans in your trust are likely to be higher, and may be substantially higher, than on assets underwritten in a more traditional manner.

     Furthermore, changes in the values of secured properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of home equity loans in your trust than on assets originated in a more traditional manner. No assurance can be given that the values of the secured properties have remained or will remain at the levels in effect on the dates of origination of the related home equity loans.]

     [The servicing of home equity loans entails special risks.

     The servicing of home equity loans of the type originated by the originators, as compared to the servicing of prime assets, requires special skill and diligence. The servicing of these types of home equity loans generally require more attention to each account, earlier and more frequent contact with borrowers in default and commencing the foreclosure process at an earlier stage of default. The servicer began directly servicing home equity loans in ___. As a result the servicer has limited experience servicing home equity loans similar to the home equity loans being sold to the trust. The servicer’s lack of experience in servicing home equity loans may result in greater defaults and losses on the home equity loans. This may result in an accelerated prepayment of your notes and losses on the notes.

     Because the servicer commenced its direct servicing operations in ___, the servicer does not have historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of examining the servicer’s performance in servicing assets similar to the home equity loans, other than to the limited extent as described under “The Master Servicer and the Servicers” in this prospectus supplement. There can be no assurance that this experience is or will be representative of the performance of the home equity loans.]

     [Home equity loans generally have higher loan-to-value ratios and accordingly present a greater risk of loss.

     Approximately ___% of the home equity loans, by aggregate principal balance as of the cut-off date, had a loan-to-value ratio at origination in excess of ___% but will not be covered by a primary mortgage insurance policy. No home equity loan will have a loan-to-value ratio exceeding ___% at origination. Home equity loans with higher loan-to-value ratios may present a greater risk of loss. There can be no assurance that the loan-to-value ratio of any home equity loan determined at any time after origination is less than or equal to its original loan-to-value ratio.]

     [Defaults may be more frequent for recently originated home equity loans.

     Substantially all of the home equity loans were originated within twelve months prior to the cut-off date. Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans to be included in the trust, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.]

     Effects of recent military action.

     The United States has undertaken military operations in Afghanistan and Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and others in the future, may increase the likelihood that the mortgage rates of the assets in your trust will be reduced by the application of the Servicemembers Civil Relief Act, as amended, or comparable state laws (together, for purposes of this prospectus supplement, the “Relief Act”). This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their loan. These borrowers may not be charged interest on a loan in excess of 6% per annum during the period of the borrower’s active duty.

DESCRIPTION OF THE NOTES

General

     The FBRSI Trust 200___-___, Asset-Backed, Series 200___-___(the “Notes” will be issued pursuant to the Indenture.

     The Notes will be secured by the pledge of the assets of the trust (the “Trust Fund”), which consist primarily of:

•	a pool (the “Asset Pool”) of [mortgage loans] [home equity loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [mortgage pass-through certificates] (the “Assets”);

•	accounts that are maintained by the Servicer, the Master Servicer and the Indenture Trustee;

•	property acquired by foreclosure of Assets or deed in lieu of foreclosure;

•	the primary mortgage and other insurance policies covering certain of the Assets or the related secured properties;

•	the rights of the Depositor under the Transfer and Servicing Agreement, the Sale and Servicing Agreement and under the Servicing Agreement[s], as described under “The Trust—Assignment of Assets”; and

•	all proceeds of the foregoing.

     The Notes will consist of the Class A Notes (the “Class A Notes”) and the Class M Notes (the “Class M Notes”). The Notes represent the right to receive payments of interest at the respective rates set forth on the cover hereof, payable monthly, and payments of principal to the extent set forth below.

     The Notes will be issued in authorized minimum denominations of $[50,000] and integral multiples of $1 in excess thereof.

Book-Entry Registration

     The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants, and for such purpose are referred to as “Book-Entry Notes”. Beneficial Owners will hold their Notes through DTC, Clearstream Banking, société anonyme or the Euroclear System.

     The Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial aggregate principal amount of the Notes registered in the name of the nominee of DTC. FBR Securitization, Inc. (the “Depositor”) has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a physical note representing such person’s interest (a “Definitive Note”), except as set forth in limited circumstances described under “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the accompanying prospectus. See “Description of the Securities—Book-Entry

Procedures and Definitive Certificates” in the prospectus for a general discussion of the book-entry procedures of DTC.

Payments on Assets; Accounts

     On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Assets which will be separate from such Servicer’s other assets (each, a “Custodial Account”). On or prior to the Closing Date, the Master Servicer will establish an account (the “Collection Account”) and the Indenture Trustee will establish a payment account (the “Payment Account”), and each will be maintained in trust for the benefit of the noteholders. On the [ - ] day of each month (or, if such [ - ] day is not a Business Day, on the immediately following Business Day) (the “Servicer Remittance Date”), each Servicer will remit amounts for payment on the Notes from amounts on deposit in the related Custodial Account to the Master Servicer for deposit into the Collection Account. On the Business Day prior to the Payment Date, the Master Servicer generally will withdraw amounts on deposit and remit such amounts to the Indenture Trustee for deposit into the Payment Account. On each Payment Date, to the extent of the Interest Proceeds and the Principal Proceeds on deposit in the Payment Account, the Indenture Trustee will withdraw the Interest Proceeds and Principal Proceeds to make payments on the notes.

     Funds credited to the Custodial Account established by each Servicer may be invested at the discretion of such Servicer for its own benefit in eligible investments as specified in the Transfer and Servicing Agreements or in the related Servicing Agreement. Similarly, amounts deposited in the Collection Account or the Payment Account may be invested at the discretion of the Master Servicer or the Indenture Trustee, as applicable, for its own benefit in eligible investments as specified in the Indenture.

     [As described under “The Trusts—Pre-Funding Account” in the accompanying prospectus on the Closing Date, the Depositor will make deposits of cash into the Pre-Funding Account and Capitalized Interest Accounts established and maintained by the Indenture Trustee for the benefit of the noteholders. Amounts in the Pre-Funding Account and the Capitalized Interest Account may be invested during the Pre-Funding Period by the Indenture Trustee in permitted investments as specified in the Indenture, with any investment earnings on such investments being deposited into the Payment Account.

     At the close of the Pre-Funding Period, the Pre-Funding Account will be terminated and any amounts remaining therein will be transferred by the Indenture Trustee to the Payment Account to be paid to the holders of the Notes as a prepayment of principal on the immediately following Payment Date. At the same time, the Capitalized Interest Account will be terminated an any amounts remaining therein will be transferred to the Depositor or its designee and will not be available to make payments on the Notes.]

Payments on the Notes

     General

     Payments on each Class of Notes will be made by the Indenture Trustee or its designee on each Payment Date, commencing with the Payment Date in ___, 200_, to the persons in whose names the Notes are registered on [the last business day of the month immediately preceding the month of the related Payment Date] [the Business Day preceding the Payment Date] (the “Record Date”) in an amount equal to the product of the noteholders’ respective Percentage Interests in such Class of Notes. The “Percentage Interest” represented by any Note will be equal to the percentage obtained by dividing the initial principal amount of such Note by the initial Class Principal Amount. For so long as any Note is in book-entry form with DTC, the only “noteholder” of such Note will be Cede & Co. See “Description of the Notes—Book-Entry Registration” in this prospectus supplement.

     Payments on the Notes will be made to each registered holder entitled to such payments by wire transfer of immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the Corporate Trust Office of the Indenture Trustee. See “The Indenture Trustee” in this prospectus supplement.

     Interest Payments

     On each Payment Date other than a date on which an Event of Default is continuing, the Indenture Trustee will be required to pay the following amounts, in the following order of priority, out of the Interest Proceeds to the extent available:

     (1) to the Class A Notes, the Current Interest for such Payment Date;

     (2) to the Class M Notes, the Current Interest for such Payment Date;

     (3) to the Indenture Trustee, the Owner Trustee and the Master Servicer, previously unreimbursed extraordinary costs, liabilities and expenses as provided under the Transfer and Servicing Agreement;

     (4) for application as part of Monthly Excess Cash Flow for such Payment Date, as described under “—Application of Monthly Excess Cash Flow” below, any such Interest Proceeds remaining after application of clauses (1) through (3) above.

     Principal Payments

     On each Payment Date other than a date on which an Event of Default is continuing, the Indenture Trustee will be required to pay the following amounts, in the following order of priority, out of the Principal Proceeds to the extent available:

     (1) to the Class A Notes, until the Class Principal Amount of such Class has been reduced to zero;

     (2) to the Class M Notes, until the Class Principal Amount of such Class has been reduced to zero

     (3) for application as part of Monthly Excess Cash Flow for such Payment Date, as described under “—Application of Monthly Excess Cash Flow” below, any such Principal Proceeds remaining after application of clauses (1) and (2) above.

     Application of Monthly Excess Cash Flow

     On each Payment Date, the Indenture Trustee will be required to pay the following amounts, in the following order of priority, out of Monthly Excess Cash Flow to the extent available:

     (1) to the Class A Notes, any accrued and unpaid Current Interest from prior Payment Dates with respect to the Class A Notes;

     (2) to the Class M Notes, any accrued and unpaid Current Interest from prior Payment Dates with respect to the Class M Notes;

     (3) until the aggregate Class Principal Amount of the Notes is less than or equals the Pool Scheduled Principal Balance for such Payment Date minus the Target Overcollateralization Amount for such Payment Date, in the following order of priority:

     (A) to the Class A Notes, until the Class Principal Amount of such Class has been reduced to zero;

     (B) to the Class M Notes, until the Class Principal Amount of such Class has been reduced to zero; and

     (4) to the ownership certificate, any remaining Monthly Excess Cash Flow.

     In the event that, with respect to a particular Payment Date, the Interest Proceeds on such date are not sufficient to pay the Current Interest of any Note, such failure to pay will constitute an Event of Default if such failure to pay continues for 30 days.

     In no event will the aggregate payments of principal to holders of a Class of Notes exceed the original Class Principal Amount for such Class.

Definitions relating to the Payments on the Notes

     The “Accrual Period“ in respect of any Payment Date and the Notes will be the period commencing on the [first day of the calendar month preceding the month of such Payment Date through the last day of such preceding calendar month] [[ - ] day of the calendar month immediately preceding the month in which such Payment Date occurs (or in the case of the first Payment date, beginning on the Closing Date of this transaction) and ending at the close of business on the calendar day immediately preceding the Payment Date]. For each Payment Date and each related Accrual Period, interest on the Notes will be calculated and payable on the basis of [a 360-day year consisting of twelve 30-day months][the actual number of days in the Accrual Period].

     The “Interest Proceeds” with respect to any Payment Date, as more fully described in the Indenture, will generally equal the following amounts:

     (1) all scheduled installments of interest (other than the interest portion of Prepayment Premiums) collected on the Assets and due during the related Due Period, together with any advances of Scheduled Monthly Payments of interest and servicing advances made by the Servicer or Master Servicer in respect of interest, minus (A) previously unreimbursed advances due to the Servicer or Master Servicer to the extent allocable to interest on a Mortgage Loan on which an unreimbursed advance as made, (B) any Servicing Fee, and (C) certain other administrative fees set forth in the Transfer and Servicing Agreement;

     (2) all accrued interest on all partial or full prepayments of principal identified as having been received on the Assets during the related Prepayment Period, plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Assets;

     (3) amounts received with respect to such Payment Date as the purchase price or a price adjustment in respect of a defective Asset in the Asset Pool purchased or replaced by the Seller during the related Prepayment Period as a result of a breach of a representation or warranty or a document defect (to the extent such amounts relate to interest); [and]

     (4) all other amounts received and retained in connection with the liquidation of defaulted Assets in the Asset Pool, by foreclosure or otherwise (“Liquidation Proceeds”) (to the extent such Liquidation Proceeds relate to interest) during the related Prepayment Period, and all proceeds of any primary mortgage insurance policies or any other insurance policies with respect to the Assets, to the extent such proceeds are not applied to the restoration or repair of the related secured property or released to the related borrower in accordance with the Servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) (to the extent such Insurance Proceeds relate to interest);

minus:

•	fees owing to the Owner Trustee and the Indenture Trustee; and

•	all charges and other amounts payable or reimbursable to the Master Servicer and the Indenture Trustee under the Indenture, up to an aggregate maximum amount equal to $___annually, or to the Servicers under the Servicing Agreements or to the Owner Trustee under the Owner Trust Agreement or the Trust Administrator;

     The “Principal Proceeds” with respect to any Payment Date, as more fully described in the Indenture, will generally equal the following amounts:

     (1) all scheduled installments of principal collected on the Assets and due during the related Due Period, together with any Monthly Advances of principal and servicing advances made by the Servicer or Master Servicer in respect of principal;

     (2) all partial or full prepayments of principal identified as having been received on the Assets during the related Prepayment Period;

     (3) amounts received with respect to such Payment Date as the purchase price or a price adjustment in respect of a defective Asset in the Asset Pool purchased or replaced by the Seller during the related Prepayment Period as a result of a breach of a representation or warranty or a document defect (to the extent such Insurance Proceeds relate to principal); and

     (4) all Liquidation Proceeds (to the extent such Liquidation Proceeds relate to principal), all Insurance Proceeds (to the extent such Insurance Proceeds relate to principal) and all other amounts received with respect to the sale of any defaulted Assets in the Asset Pool in accordance with the terms of the Sale and Servicing (to the extent such Insurance Proceeds relate to principal) during the related Prepayment Period;

minus (to the extent not paid out of the Interest Proceeds for such Payment Date) all charges and other amounts payable or reimbursable to the Servicer, Master Servicer, Owner Trustee and the Indenture Trustee under the Transfer and Servicing Agreement, up to an aggregate maximum amount equal to $___annually.

     A “Business Day” is any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or the city in which the corporate trust office of the Indenture Trustee or the principal office of the Master Servicer is located, are authorized or obligated by law or executive order to be closed.

     The “Class Principal Amount” with respect to a Class of Notes is the aggregate Note Principal Amount for the Notes of such Class.

     The “Current Interest” with respect to a Class of Notes on each Payment Date will be an amount equal to the interest accrued during the related Accrual Period at the applicable Note Interest Rate on the Class Principal as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on such Class of Notes on such preceding Payment Date).

     The “Due Period” with respect to a Asset and any Payment Date is the period beginning on the second day of the calendar month preceding the month in which such Payment Date occurs and ending on the first day of the calendar month in which such Payment Date occurs.

     The “Monthly Excess Cash Flow” for any Payment Date will equal the sum of (a) any Interest Proceeds remaining after application thereof pursuant to clauses (1) through (3) under “Description of the Notes—Payments on the Notes—Interest Payments”, and (b) any Principal Proceeds remaining after application thereof pursuant to clauses (1) and (2) under “Description of the Notes - Payments on the Notes — Principal Proceeds”.

     The “Note Interest Rate” will be ___% per annum with respect to the Class ___Notes and ___% per annum with respect to the Class ___Notes.

     The “Note Principal Amount” means, with respect to any Note, the initial principal amount thereof on the Closing date, less the amount of all principal previously paid with respect to such Note.

     The “Pool Scheduled Principal Balance” as of any Payment Date will equal the aggregate scheduled principal balance of the Assets prior to the beginning of the related Due Period, plus the amount, if any, on deposit in the Pre-Funding Account.

     A “Prepayment Interest Shortfall” with respect to a Asset and any Payment Date is the amount by which one month’s interest at the applicable Mortgage Rate on a Asset as to which a voluntary prepayment in full has been made, exceeds the amount of interest paid in connection with such prepayment.

Determination of LIBOR

     On the second LIBOR Business Day (as defined below) preceding the commencement of each Accrual Period (each such date, a “LIBOR Determination Date”), ___, as Trust Administrator will determine the London interbank offered rate (“LIBOR”) in the following manner.

     (a) With respect to the first Accrual Period, the per annum rate of [ - ]%. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trust Administrator:

     (1) LIBOR for any Accrual Period shall equal the offered rate, as determined by the Trust Administrator, for U.S. dollar deposits of one-month maturity that appears on the Dow Jones Telerate Page 3750 (or such other page as may replace Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date.

     (2) If, on any LIBOR Determination Date, such rate does not appear on Page 3750 (or such other page as may replace such Page 3750 for the purpose of displaying comparable rates), as reported by Bloomberg Financial Markets Commodities News, the Trust Administrator shall determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for U.S. dollar deposits of one month (except that in the case where such Accrual Period shall commence on a day that is not a LIBOR Business Day, for a term of one month commencing on the next following LIBOR Business Day), by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Trust Administrator to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean. If, on any LIBOR Determination Date, fewer than two Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Trust Administrator (after consultation with the Depositor) are quoting on the relevant LIBOR Determination Date for U.S. dollar deposits for the term of such Accrual Period (except that in the case where such Accrual Period shall commence on a day that is not a LIBOR Business Day, for a term of one month commencing on the next following LIBOR Business Day), to the principal London offices of leading banks in the London interbank market.

     (3) If the Trust Administrator is required but is unable to determine a rate in accordance with either of the procedures described in clauses (1) or (2) above, LIBOR with respect to such Accrual Period shall be the arithmetic mean of the offered quotations of the Reference Dealers as of 10:00 a.m. (New York time) on the first day of such Accrual Period for negotiable U.S. dollar certificates of deposit of major U.S. money market banks having a remaining maturity closest to one month.

     (4) If the Trust Administrator is required but is unable to determine a rate in accordance with any of the procedures described in clauses (1), (2) or (3) above, the Trust Administrator shall designate an alternative index that has performed, or that the Trust Administrator expects to perform, in a manner substantially similar to LIBOR as determined above.

     (b) For purposes of Sections (a)(1) and (3) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point. For the purposes of Section (a)(2) above, all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one thirty-second of a percentage point.

     (c) The establishment of LIBOR (or an alternative index) by the Trust Administrator for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

     LIBOR for the first Payment Date will be determined two Business Days prior to the Closing Date.

Credit Enhancement

     Credit enhancement for the Notes consists subordination, excess interest and overcollateralization, in each case as described herein.

     Subordination of the Class M Notes

     The rights of holders of the Class M Notes to receive payments with respect to the Assets will be subordinated, to the extent described herein, to such rights of holders of each Class of Notes having a higher priority of payment, as described under “—Payments on the Notes—Interest Payments” and “—Payments on the Notes—Principal Payments” above. This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable on such Notes.

     The limited protection afforded to holders of the Class A Notes by means of the subordination of Notes having a lower priority of payment will be accomplished by the preferential right of holders of the Class A Notes to receive, prior to any payment in respect of interest or principal, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest and principal available for payment, respectively, on such Payment Date.

     Excess Interest

     The Assets bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes and the fees and expenses of the Servicers, the Master Servicer and the Indenture Trustee. Such excess interest from the Assets each month will be available to absorb losses on the Assets and to achieve and maintain overcollateralization at the required levels.

     Overcollateralization

     Credit enhancement with respect to the Notes will be provided by overcollateralization resulting from the Pool Scheduled Principal Balance as of the Cut-off Date exceeding the aggregate initial Class Principal Amounts. On the Closing Date, the initial Current Overcollateralization Amount will be approximately ___% of aggregate Cut-off Date Balance. The Indenture requires that this Current Overcollateralization Amount be increased to, and thereafter maintained at or above, the Target Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Monthly Excess Cash Flow to accelerate the payment of the Class Principal Amounts until the Current Overcollateralization Amount reaches the Target Overcollateralization Amount. Such application of Monthly Excess Cash Flow, which consists of interest collections on the Assets, but is paid in part as principal on the Notes, will increase the related Current Overcollateralization Amount. Such overcollateralization is intended to result in amounts received on the Assets in excess of the amount necessary to pay the Current Interest on the Notes on any Payment Date being applied to reduce the Class Principal Amounts no later than the Maturity Date of the Notes.

     The “Current Overcollateralization Amount” with respect to any Payment Date is the positive difference, if any, between the Pool Scheduled Principal Balance and the aggregate Note Principal Amount of all then-outstanding Classes of Notes after giving effect to payments on the Notes on such Payment Date. The “Target Overcollateralization Amount” is, with respect to any Payment Date prior to [ - ], [ - ]% of the Cut-off Date Balance, and with respect to any Payment Date on or after [ - ], equal to the lesser of (x) [ - ]% of the Cut-off Date Balance and (y) [ - ]% of the Pool Scheduled Principal Balance as of the end of the related Due period, subject to a floor equal to [ - ]% of the Cut-off Date Balance. Any increase in the applicable Target Overcollateralization Amount may result in an accelerated amortization of the Notes until such Target Overcollateralization Amount is reached. Conversely, any decrease in the Target Overcollateralization Amount will result in a decelerated amortization of the Notes until such Target Overcollateralization Amount is reached.

     The application of Monthly Excess Cash Flow to reduce the Class Principal Amounts on any Payment Date will have the effect of accelerating the amortization of the Notes relative to the amortization of the Assets in the trust estate.

     The Indenture will provide that, on any Payment Date, all amounts collected on the Assets in respect of principal to be applied on such Payment Date will be paid to noteholders in reduction of the Class Principal Amounts on such Payment Date. If the Current Overcollateralization Amount were reduced to zero, further losses and delinquencies, including reductions in the principal balances of defaulted Assets as a loss mitigation effort by the servicer, would result in there not being enough principal and interest on the Assets to pay first to the Class M Notes, and under certain loss scenarios, the Class A Notes, all principal amounts to which such Notes are then entitled.

Payments to the Holders of the Trust Certificates

     On each Payment Date, any portion of the Interest Proceeds and the Principal Proceeds remaining after making payments of interest and principal due on the Notes and other payments required on such Payment Date will be released to the holders of the trust certificates as provided in the Owner Trust Agreement, free of the lien of the Indenture. Such amounts will not be available to make payments on the Notes on any subsequent Payment Date.

Maturity Date

     The “Maturity Date” for the Notes has been determined to be the Payment Date following the month of the scheduled maturity date of the Asset having the latest scheduled maturity date as of the Cut-off Date. The failure to pay the outstanding Class Principal Amount for each Class on or before the Maturity Date constitutes an Event of Default under the Indenture.

Optional Redemption

     [The holders of the trust certificates] may, at their option, redeem the Notes in whole but not in part, on any Payment Date (i) on or after                                          200_, or (ii) on which, after taking into account payments of principal to be made on such Payment Date, the aggregate outstanding Note Principal Amount is less than [ - ]% of the aggregate initial Note Principal Amount. Any redemption will be at a price equal to 100% of the aggregate outstanding principal amount of the Notes, plus accrued and unpaid interest through the day preceding the final Payment Date and such price will be payable solely in cash. See “Description of the Securities—Optional Redemption or Termination” in the accompanying prospectus. There will be no penalty assessed in connection with any such redemption. Notice of an optional redemption must be mailed by the Indenture Trustee to the noteholders at least ten days prior to the Payment Date set for such redemption.

     In addition, the Indenture Trustee may redeem the Notes at any time upon a determination by it, based upon an opinion of counsel, that a substantial risk exists that the Notes will not be treated as debt for federal and/or state income tax purposes.

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

Yield and Prepayments

     General

     The effective yield to maturity to the holders of the Notes will be affected by the rate of principal payments on the Assets and the application of excess interest to retire the Class Principal Amounts of the Notes. In particular, prepayments (which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) and resulting Prepayment Interest Shortfalls may affect a holder’s yield to maturity. Other factors that may affect yields to maturity include the extent to which Assets bearing higher Mortgage Rates prepay at a more rapid rate than Assets with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses and the purchase price for the Notes.

     If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Assets, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Assets, the actual yield may be lower than that so calculated.

     The rate of principal payments on the Assets will also be affected by the amortization schedules of the Assets, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Assets and repurchases of Assets due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Assets may, and the timing of realized losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Prepayments, liquidations and purchases of Assets will result in payments to holders of the related Notes of principal amounts that would otherwise be paid over the remaining terms of such Assets. The rate of defaults on the Assets will also affect the rate and timing of principal payments on the Assets. In general, defaults on assets are expected to occur with greater frequency in their early years.

     Because the rate and timing of principal payments on the Assets will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Maturity, Prepayment and Yield Considerations”, no assurance can be given as to such rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the Assets, the greater the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. In addition, as discussed below, the interest rates on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Assets begin to adjust.

     [As described herein, approximately ___% of the Assets are Balloon Loans which will have original terms to maturity that are shorter than their amortization schedules, leaving final payments due on their maturity dates that are significantly larger than other monthly payments. The Balloon Loans are generally expected to have original terms to maturity of 30 years. The ability of a borrower to repay a Balloon Loan at maturity frequently will depend on the borrower’s ability to refinance the loan. Investors should consider that they will bear any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan, to the extent not covered by the applicable credit enhancement described herein.]

     [As described herein, approximately ___% of the Assets do not provide for monthly payments of principal for the first ___years following origination. Instead, only monthly payments of interest are due during such period. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay such loans during such ten-year period. In addition, because no principal is due on such loans for their initial ten-year period, the Class Principal Amounts of the Notes will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on such Assets are recalculated on the basis of a twenty year, level payment amortization schedule, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the related Assets were calculated on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on such Assets.]

     Prepayments

     The rate of prepayments on the Assets will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Assets. In general, if prevailing interest rates fall below the interest rates on the Assets, the Assets are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Assets. Conversely, if prevailing interest rates rise above the interest rates on the Assets, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Assets include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Assets generally have due-on-sale clauses.

     Adjustable Rate Assets and Fixed Rate Assets may experience different rates of prepayment. Approximately ___% of the Assets that are Adjustable Rate Assets have Mortgage Rates that provide for a fixed interest rate during an initial period of ___and ___years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a [semi-annual] basis. When such Adjustable Rate Assets begin their adjustable period, increases and decreases in the Mortgage Rate on the Asset will be limited by the Periodic Cap, except in the case of the first adjustment, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Adjustable Rate Assets at any time may not equal the prevailing interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each Adjustable Rate Asset has a Maximum Rate, and each Adjustable Rate Asset has a Minimum Rate, which in some cases is equal to the related Gross Margin. Further, some borrowers who prefer the certainty provided by fixed rate assets may nevertheless obtain adjustable rate assets at a time when they regard the interest rates (and, therefore, the payments) on fixed rate assets as unacceptably high. These borrowers may be induced to refinance adjustable rate assets when the interest rates and monthly payments on comparable fixed rate assets decline to levels which these borrowers regard as acceptable, even though such interest rates and monthly payments may be significantly higher than the current interest rates and monthly payments on the borrowers’ adjustable rate assets.

     The ability to refinance an asset will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing interest rates, the borrower’s equity in the related mortgaged property or other secured property, tax laws and prevailing general economic conditions. In addition, Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment of the related Assets during the applicable Penalty Period. Approximately ___% of the Assets are subject to Prepayment Premiums during intervals ranging from ___months to ___years following origination, as described under “Description of the Asset Pool—General” in this prospectus supplement.

     From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under the Transfer and Servicing Agreement, the Seller will represent and warrant that as of the Closing Date each mortgaged property or other secured property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of noteholders, the Seller will be required to repurchase the affected Asset or substitute another asset therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, realized losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgage properties or other secured properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Assets in whole or in part. Any repurchases or repayments of Assets may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

     Overcollateralization

     The yields of the Notes will be affected by the application of Monthly Excess Cash Flow as described herein and by the amount of overcollateralization. The amount of Monthly Excess Cash Flow will be affected by the delinquency, default and prepayment experience of the Assets. There can be no assurance as to whether overcollateralization will be maintained at the levels described herein.

     As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Notes to maintain limited overcollateralization. The level of excess interest available on any Payment Date will be influenced by, among other things:

•	the overcollateralization level of the Assets. This means the extent to which interest on the Assets is accruing on a higher principal balance than the Class Principal Amounts of the Notes;

•	the loss experience of the Assets. For example, excess interest will be reduced as a result of realized losses on the Assets; and

•	the extent to which the weighted average Net Mortgage Rates of the Assets exceed the interest rates of the Notes.

     No assurances can be given as to the amount or timing of excess interest distributable on the Notes.

     Subordination of the Subordinate Notes

     As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of the Current Interest and principal. As a result, the yields of subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Assets than the yields of more senior Notes.

Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the related Assets is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest applied in reduction of the Class Principal Amounts of the Notes.

     Prepayments on assets are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Assets is a prepayment assumption (the “Prepayment Assumption”) that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Assets for the life of such Assets. A 100% Prepayment Assumption for the Assets assumes a constant prepayment rate of 6.00% per annum of the outstanding principal balance of such Assets for the first month following origination of the Asset and approximately an additional 1.27% in each month thereafter for the next eleven months; and in each month thereafter during the life of such Assets, a constant prepayment rate of 20% per annum is assumed. As used in the tables below, a 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e. no prepayments; a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Assets or a prediction of the anticipated rate of prepayment of any assets, including the Assets to be included in the Trust.

     The tables beginning on page S-30 were prepared based on the following assumptions (collectively, the “Modeling Assumptions”):

•	the initial Class Principal Amounts are as set forth in the table on page S-1 and the interest rates are as described herein;

•	each Scheduled Monthly Payment of principal and interest is timely received on the first day of each month commencing in ___200_;

•	principal prepayments are received in full on the last day of each month commencing in ___200_;

•	there are no defaults or delinquencies on the Assets;

•	Payment Dates occur on the [ - ] day of each month, commencing in [ - ];

•	there are no purchases or substitutions of Assets;

•	there is no optional termination of the Trust by the Master Servicer (except in the case of Weighted Average Life in Years With Optional Termination);

•	the Notes are issued on ___, 200_;

•	no Prepayment Premiums are collected on the Assets; and

•	[the value of six-month LIBOR Index is ___%].

     The Assets are aggregated into assumed Assets having the characteristics as described in the following chart:

Assumed Asset Characteristics

													Re-	Re-
													maining	maining
						Next						Rate	Amortiza-	Interest
				Original	Remaining	Rate				Initial	Sub-	Adjust-	tion	Only
			Net	Term to	Term to	Adjust-			Gross	Periodic	sequent	ment	Term	Term
Asset	Principal	Gross Asset	Asset	Maturity	Maturity	ment	Maximum	Minimum	Margin	Cap	Periodic	Frequency	(months)	(months)
Type	Balance ($)	Rate (%)	Rate (%)	(months)	(months)	Date	Rate (%)	Rate (%)	(%)	(%)	Rate	(months)	(1)	(2)
1
2
3
4
5
6
7
8
9
10
11

(1)	Each Asset has an original amortization that is the same as its original term to maturity[, except for Balloon Loans, substantially all of which have an original amortization of 360 months].

(2)	Assumed Assets which provide for monthly payments of interest at the Mortgage Rate but no payments of principal for a specified term.

     The actual characteristics and the performance of the Assets will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Assets will prepay at a constant rate until maturity, that all of the Assets will prepay at the same rate or that there will be no defaults or delinquencies on the Assets. Moreover, the diverse remaining terms to maturity and the Mortgage Rate of the Assets could produce slower or faster principal payments than indicated in the tables at the various percentages of the Prepayment Assumption specified, even if the weighted average remaining term to maturity and the weighted average Mortgage Rates of the Assets are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Assets, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of the Prepayment Assumption.

     The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

     Subject to the foregoing discussion and assumptions, the tables on the following page indicate the weighted average lives of the Notes and set forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of the Prepayment Assumption.

Percentage of Initial Class Principal Amount of the Class A and Class M
Notes Outstanding at the Following Percentages of the Prepayment Assumption

	Class A Notes					Class M Notes
	50%	100%	120%	150%	200%	50%	100%	120%	150%	200%
Initial Percentage

Weighted Average Life in Years:

Without Optional Termination

With Optional Termination

DESCRIPTION OF THE ASSET POOL

General

     Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the Assets as of ___, 200___(the “Cut-off Date”). Whenever reference is made herein to the characteristics of the Assets or to a percentage of the Assets, unless otherwise specified, that reference is based on the Scheduled Principal Balances of the Assets as of the Cut-off Date (the “Cut-off Date Balance”). The “Scheduled Principal Balance” of any Asset as of any date of determination will be generally equal to its outstanding principal balance as of the Cut-off Date, after giving effect to Scheduled Monthly Payments due on or before such date, whether or not received, reduced by (i) the principal portion of all Scheduled Monthly Payments due on or before the due date in the Due Period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the Due Period immediately preceding such date of determination. A “Scheduled Monthly Payment” is the monthly Scheduled Monthly Payment of interest and principal specified in the related loan document for a Asset including any required reductions.

     On the Closing Date, the Assets will primarily consist of approximately ___[mortgage loans] [apartment cooperative loans] [manufactured housing installment sales contracts and installment loan agreements] [home equity loans] [mortgage pass-through certificates], all of which have original terms to maturity of not more than 30 years, and which have a Cut-off Date Balance (after giving effect to Scheduled Monthly Payments due on such date) of approximately $___. Approximately ___% of the Assets are fixed rate Assets (“Fixed Rate Assets”) and approximately ___% of the Assets are adjustable rate Assets (“Adjustable Rate Assets”), as described in more detail under “-Adjustable Rate Assets” below. [Interest on the Assets accrues on the basis of a 360-day year consisting of twelve 30-day months].

     The Assets will be transferred to the Depositor on or before the Closing Date by ___, ___and ___(each a “Seller”). Each Asset transferred by a Seller was either originated by the Seller or its affiliate or previously acquired by the Seller. The Seller and other originators of the Assets include various banks, credit unions, savings and loan and other mortgage lending institutions. The underwriting guidelines generally applied by ___, ___and ___in originating the Assets are described at “Underwriting Guidelines” below. Each Seller believes that the underwriting guidelines applied by the other originators of the Assets do not materially differ from the summary descriptions included herein under “Underwriting Guidelines.” The Assets will be acquired by the Depositor from the Seller, and the Depositor will, in turn, convey such Assets to the Trust. See “The Trust-Assignment of Assets” in this prospectus supplement.

     Certain documentation with respect to some Assets, including, in some cases, the related mortgage note, mortgage or title insurance policy, is unavailable. Except as otherwise noted below, each Seller will make representations and warranties with respect to the Assets. The Depositor will convey to the trust the rights to enforce remedies against the related Seller upon the breach of any such representation and warranty, and the Depositor may make certain other limited representations and warranties in respect of the Assets. See “The Trust-Assignment of Assets” in this prospectus supplement.

     The representations and warranties of the Seller in respect of the Assets generally will have been made as of the date on which the Seller sold the Assets to the Depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the Notes. Since the representations and warranties of the Seller do not address events that may occur following the sale of the Assets to the Depositor, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of the Assets, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected Asset. However, the Depositor will not include any Asset in the Trust if anything has come to the Depositor’s attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of the related Asset as of the Cut-off Date.

Attributes of the Assets

     All of the Assets are secured by [first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties, substantially all of which consist of one-to-four family dwelling units, individual condominium units, or individual units in planned unit developments]. Approximately ___% of the Assets were originated under a “no ratio with verified assets” program pursuant to which no credit-related ratios are calculated but the originator does verify borrowers’ assets. Approximately ___% of the Assets were originated under a “no income, no asset documentation” program pursuant to which no information was obtained regarding borrowers’ income or employment and there was no verification of the borrowers’ assets.

     Pursuant to its terms, each Asset[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the Asset or the replacement value of the improvements on the mortgaged property or other secured property. [Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.] See “Credit Enhancement-Hazard Insurance Policies” in the accompanying prospectus.

     The weighted average original Loan-to-Value Ratio of the Assets is ___. The “Loan-to-Value Ratio” of an Asset at any time is the ratio of the original loan amount of such Asset at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related asset or (b) the amount paid by the obligor for the secured property.

     [Identified characteristics to be based on actual asset pool and may include, among other things, the following sections.]

     [With respect to approximately ___% of the Assets, the related originator required the borrower to pledge additional collateral to secure the Asset, including marketable securities or certificates of deposit acceptable to the originator. See generally “Origination and Sale of Assets-Origination of the Assets and Underwriting Standards” in the accompanying prospectus.]

     [Approximately ___% of the Assets have original Loan-to-Value Ratios in excess of 80% (“80+ LTV Loans”). Approximately ___% of the 80+ LTV Loans are covered by existing primary mortgage insurance policies.]

     [Approximately ___% of the Assets are cooperative loans (“Cooperative Loans”).]

     [Approximately ___% of the Assets are mixed-use loans (“Mixed-Use Loans”). Approximately ___% of the Mixed-Use Loans are secured by structures that contain both residential dwelling units and space used for retail; approximately ___% of the Mixed-Use Loans are secured by structures that contain both residential dwelling units and space used for professional services; and approximately ___% of the Mixed-Use Loans are secured by structures that contain both residential dwelling units and space used for other commercial purposes.]

     [Approximately ___% of the Assets will have original terms to maturity that are shorter than their amortization schedules, leaving final payments (“Balloon Payments”) due on their maturity dates that are significantly larger than other monthly payments (such assets, the “Balloon Loans”). The Balloon Loans are generally expected to have original terms to maturity of 30 years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on such borrower’s ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower’s inability to refinance the loan will be borne by noteholders to the extent not covered by the applicable credit enhancement. None of the Servicers, the Master Servicer or the Indenture Trustee will make any Monthly Advances with respect to delinquent Balloon Payments.]

     [Approximately ___% of the Assets provide for payment by the borrower of a prepayment penalty (each, a “Prepayment Premium”) during the first [six months to five years] after origination (the “Penalty Period”). In any twelve-month period during the Penalty Period, the borrower generally may prepay up to 20% of the original principal balance of a Asset without penalty. The penalty for prepayments in excess of 20% of the original principal balance generally will be equal to six months’ interest on any amount prepaid in excess of 20%. No Prepayment Premium is assessed for any prepayment made after the applicable Penalty Period or if that prepayment is concurrent with the sale of the mortgaged property or other secured property. These Prepayment Premiums may have the effect of reducing the amount or the likelihood of prepayment on the Assets with Prepayment Premiums during the applicable Penalty Period. [Prepayment Premiums either will be retained by the related Servicer and, accordingly, will not be available to make payments on the Notes.]]

Adjustable Rate Assets

     [The following section will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

     The Adjustable Rate Assets provide for [semi-annual] adjustment of the related Mortgage Rate based on the [Six-Month LIBOR Index]. In the case of those Assets that are Adjustable Rate Assets, there will be corresponding adjustments to the monthly payment amount, in each case on each adjustment date applicable thereto (each such date, an “Adjustment Date”); provided that the first such adjustment for approximately ___% of the Adjustable Rate Assets will occur after an initial period of approximately ___years following origination, and in the case of approximately ___% of the Adjustable Rate Assets, approximately ___years following origination. Approximately ___% of the Adjustable Rate Assets do not have a delayed adjustment date as described above. On each Adjustment Date for a Adjustable Rate Asset, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the [Six-Month LIBOR Index] and a fixed percentage amount (the “Gross Margin“), provided that the Mortgage Rate on each such Adjustable Rate Asset will not increase or decrease by more than a fixed percentage (ranging from ___% to ___%) specified in the related loan document (the “Periodic Cap”) on any related Adjustment Date and will not exceed a specified maximum Mortgage Rate over the life of such Asset (the “Maximum Rate”) or be less than a specified minimum Mortgage Rate over the life of such Asset (the “Minimum Rate”). The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related loan document (the “Initial Cap”); the Initial Caps range from ___% to ___% for all of the Adjustable Rate Assets. One each Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Asset over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the

Initial Caps, Periodic Caps and Maximum Rates, the Mortgage Rate on each such Adjustable Rate Asset, as adjusted on any related Adjustment Date, may be less than the sum of the [Six-Month LIBOR Index] and the related Gross Margin, rounded as described herein. See “-The Indices” below. The Adjustable Rate Assets generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

The Indices

     [The following disclosure will be modified on a deal-by-deal basis to incorporate the appropriate indices.]

     The Index used in determining the Mortgage Rates the Adjustable Rate Assets is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related loan document (the “Six-Month LIBOR Index”) and as most recently available either as of (1) the first business day a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related loan document. The Six-Month LIBOR Index and any other index used in determining the Mortgage Rate of any Adjustable Rate Asset is referred to herein as an “Index”. In the event that an Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Statistical Characteristics of the Assets

     The Assets are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Assets may be removed from the Asset Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or appropriate.

Number of Assets	—

Number of Fixed Rate Assets	—

Percentage of Fixed Rate Assets	—%

Number of Adjustable Rate Assets	—

Percentage of Adjustable Rate Assets	—%

Scheduled Principal Balance:
Aggregate	$ ——————
Weighted Average	$ ——————
Range	$_____ to $_____

Mortgage Rates:
Weighted Average	_____ %
Range	_____% to _____%

Weighted Average Original Term to Maturity (months)	_____
Weighted Average	_____
Range	_____ to ______

Remaining Term to Maturity (months)	_____
Weighted Average	_____
Range	_____ to ______

     The weighted average Loan-to-Value Ratio at origination of the Assets is approximately ___%, and approximately ___% of such Assets have a Loan-to-Value Ratio at origination exceeding 80%.

     No more than approximately ___% of the Assets are secured by mortgaged properties or other secured properties located in any one zip code area.

     The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Assets having the stated characteristics shown in the tables in each range. The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the aggregates due to rounding.

Cut-Off Date Scheduled Principal Balances — Assets

Percentage of
Assets by
Aggregate
		Aggregate	Scheduled
Range of Scheduled	Number of	Scheduled	Principal
Principal Balances ($)	Assets	Principal Balance	Balance
__		$	%
__
__
__
__
__
__
__
__
__
__
__
__
__
Total:		$	%

The average Cut-off Date Scheduled Principal Balance is approximately $__________.

Mortgage Rates — Assets

Percentage of
Assets by Aggregate
		Aggregate Scheduled	Scheduled Principal
Range of Mortgage Rate (%)	Number of Assets	Principal Balance	Balance
__		$	%
__
__
__
__
__
__
__
__
Total:		$	%

The weighted average Mortgage Rate is approximately _____%.

Original Terms to Maturity — Assets

Percentage of
Assets by Aggregate
		Aggregate Scheduled	Scheduled Principal
Range of Original Maturities (months)	Number of Assets	Principal Balance	Balance
__		$	%
__
__
Total:		$	%

The weighted average original term to maturity is approximately _____ months.

Remaining Terms to Maturity — Assets

Percentage of
Assets by Aggregate
		Aggregate Scheduled	Scheduled Principal
Range of Original Maturities (months)	Number of Assets	Principal Balance	Balance
__		$	%
__
__
Total:		$	%

     The weighted average remaining term to maturity is approximately _____ months.

Original Loan-to-Value Ratios — Assets

Percentage of
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Range of Loan-to-Value Ratios	Assets	Principal Balance	Balance
__		$	%
__
__
__
__
__
__
__
__
__
Total:		$	%

     The weighted average original loan-to-value is approximately _____%.

Geographic Distribution — Assets

Percentage of
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Geographic Distribution	Assets	Principal Balance	Balance
__		$	%
__
__
__
__
__
__
__
__
__
__
Total:		$	%

Property Type — Assets

Percentage of
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Property Type	Assets	Principal Balance	Balance
Single Family		$	%
Planned Unit Development
Condominium
Cooperative
Two- to Four-Family
Multifamily Mixed Use Manufactured Home Cooperative
Mixed-Use — Residential and Retail
Mixed-Use — Residential and Professional
Mixed-Use — Residential and Other Commercial
Other
Total:		$	%

Loan Purpose — Assets

Percentage of
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Loan Purpose	Assets	Principal Balance	Balance
Purchase
Rate/Term Refinance
Cash Out Refinance
Total:		$	%

Occupancy Status — Assets

Percentage of
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Occupancy Status	Assets	Principal Balance	Balance
Primary Home		$	%
Investment
Second Home
Total:		$	%

Loan Documentation — Assets

Percentage of
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Loan Documentation	Assets	Principal Balance	Balance
Full Documentation		$	%
Limited Documentation
No Documentation
Total:		$	%

Prepayment Premium Years — Assets

Percentage of
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Prepayment Premium (Years)	Assets	Principal Balance	Balance
__		$	%
__
__
__
__
Total:		$	%

Loan Type — Assets

Percentage of
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Loan Type	Assets	Principal Balance	Balance
Fully Amortizing		$	%
Balloon
Total:		$	%

Adjustable Rate Assets

Gross Margins of the Adjustable Rate Assets

Percentage of
Adjustable Rate
Assets by Aggregate
Range of Gross	Number of	Aggregate Scheduled	Scheduled Principal
Margins (%)	Assets	Principal Balance	Balance
__
__
__

     The weighted average Gross Margin for Adjustable Rate Assets is approximately ____%.

Maximum Rates of the Adjustable Rate Assets

Percentage of
Adjustable Rate
Assets by Aggregate
Range of	Number of	Aggregate Scheduled	Scheduled Principal
Maximum Rates (%)	Assets	Principal Balance	Balance
__
__
__

     The weighted average Maximum Rate for Adjustable Rate Assets is approximately ____%.

Minimum Rates of the Adjustable Rate Assets

Percentage of
Adjustable Rate
Assets by Aggregate
Range of	Number of	Aggregate Scheduled	Scheduled Principal
Minimum Rates (%)	Assets	Principal Balance	Balance
__
__
__

     The weighted average Minimum Rate for Adjustable Rate Assets is approximately ____%.

Next Adjustment Date of the Adjustable Rate Assets

Percentage of
Adjustable Rate
Assets by Aggregate
	Number of	Aggregate Scheduled	Scheduled Principal
Next Adjustment Date	Assets	Principal Balance	Balance
__
__
__

Initial Periodic Caps of the Adjustable Rate Assets

Percentage of
Adjustable Rate
Assets by Aggregate
Initial	Number of	Aggregate Scheduled	Scheduled Principal
Periodic Cap (%)	Assets	Principal Balance	Balance
__
__
__

     The weighted average of the Initial Periodic Caps of the Adjustable Rate Assets is approximately ____%.

Subsequent Periodic Caps of the Adjustable Rate Assets

Percentage of
Adjustable Rate
Assets by Aggregate
Subsequent	Number of	Aggregate Scheduled	Scheduled Principal
Periodic Cap (%)	Assets	Principal Balance	Balance
__
__
__

     The weighted average of the Subsequent Periodic Caps of the Adjustable Rate Assets is approximately ____%.

ADDITIONAL INFORMATION

     The description in this prospectus supplement of the Asset Pool and the mortgaged properties or other secured properties is based upon the Asset Pool as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Monthly Payments due on or before that date. A Current Report on Form 8-K will be filed, together with the Transfer and Servicing Agreement, the Owner Trust Agreement, the Indenture and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event that Assets are removed from or added to the Asset Pool, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

     Pursuant to the Indenture, the Indenture Trustee will prepare a monthly statement to noteholders containing certain information regarding the Notes and the Asset Pool. The Indenture Trustee may make available each month, to any interested party, the monthly statement to noteholders via the Indenture Trustee’s website. The Indenture Trustee’s website will be located at ___and assistance in using the website can be obtained by calling the Indenture Trustee’s customer service desk at (___) ___-___. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class by notifying the Indenture Trustee at ___(or for overnight deliveries, ___), Attention: ___. The Indenture Trustee will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Indenture Trustee will provide timely and adequate notification to such parties regarding any such changes.

UNDERWRITING GUIDELINES

     Approximately ___% of the Assets have been originated by ___, a wholly owned subsidiary of ___. The balance of the Assets were acquired by ___in flow or bulk purchases and originated through various correspondent lenders. The Assets acquired by ___were originated by the following originators, representing the following percentages of the Assets: ___(approximately ___%), ___(approximately ___%) and ___(approximately ___%).

     Assets acquired by ___and originated through correspondent lenders have been underwritten generally in accordance with ___underwriting guidelines (“___ Underwriting Guidelines” specifically described below. Assets originated by other originators have been underwritten generally in accordance with underwriting standards that have been approved by ___. ___’s review of the underwriting standards of other originators includes the consideration of credit and other factors to determine that such standards are appropriate for the origination of loans substantially similar to those originated under the ___ Underwriting Guidelines.

     However, with respect to certain of the Assets originated in established trust asset programs with correspondent lenders, ___may not review individual Assets to determine if each Asset was underwritten in accordance with ___Underwriting Guidelines.

____________ Underwriting Guidelines

     The ___Underwriting Guidelines are applied to evaluate the prospective borrower’s credit standing and ability to repay the loan obligations as well as to assess the value and adequacy of the prospective mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations.

     ___Underwriting Guidelines generally comply with the underwriting guidelines of Fannie Mae and Freddie Mac, except that loans may exceed the Fannie Mae and Freddie Mac original principal balance purchase limits. In addition, other loan characteristics such as loan-to-value ratios and income documentation requirements, may differ from stated Fannie Mae or Freddie Mac guidelines, though most generally would comply with characteristics of loans that Fannie Mae or Freddie Mac would acquire from ___as a result of negotiated modifications to published underwriting guidelines. The ___Underwriting Guidelines are described in greater detail in the accompanying prospectus.

     On a case-by-case basis, ___may determine that, based upon compensating factors, a prospective borrower warrants an exception from one or more of the underwriting guidelines. Compensating factors may include, but are not limited to, low loan-to-value ratios, low debt-to-income ratios, good credit history, higher FICO scores, higher loan scores, if available, stable employment, financial reserves, and time in residence at the applicant’s current address.

Underwriting Guidelines of Other Originators

     [Summary of originators’ underwriting guidelines to be provided if necessary]

THE MASTER SERVICER AND THE SERVICERS

General

     The primary servicers of the Assets include ___, ___and ___ (collectively, the “Servicers”). ___, ___and ___will service approximately ___% , ___% and ___% , respectively, of the Assets (by Cut-off Date Balance). No other servicer will service more than ___% of the Assets (by Cut-off Date Balance).

     ___will serve as Master Servicer with respect to the Assets in accordance with the provisions of a Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) among the Depositor, the Indenture Trustee, the Owner Trustee, the Sellers, the Servicers and the Master Servicer. As Master Servicer, ___will monitor the performance of the Servicers of the Assets in accordance with the provisions of the underlying Servicing Agreements and the Pooling and Servicing Agreement. ___will not, however, be ultimately responsible for the servicing of the Assets, except to the extent described under “Servicing of the Assets” in this prospectus supplement.

     The Servicers will have primary responsibility for servicing the Assets including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Assets and the mortgaged properties or other secured properties in accordance with the provisions of the Transfer and Servicing Agreement or the servicing agreement between the Seller and the Servicer (each, a “Servicing Agreement”). Each of the Trustee and the Master Servicer are express third-party beneficiaries under the Servicing Agreements and can enforce the rights of the Seller thereunder. Each of the Trustee and the Master Servicer are parties to the Pooling and Servicing Agreement. See “Servicing of the Assets” in this prospectus supplement.

     [Under its related Servicing Agreement, ___, as Servicer, may engage one or more subservicers (each, a “Subservicer”) to perform certain servicing duties with respect to the Assets serviced by ___. ___has entered into subservicing agreements (each, a "Subservicing Agreement”) with each of ___and ___. Although it is expected that the Subservicers will perform most of the servicing functions with respect to the Assets serviced by ___, ___will remain liable for the performance of its obligations as Servicer under the Servicing Agreement.]

     Under the Transfer and Servicing Agreement, the Master Servicer has the authority to terminate the related Servicer for certain events of default which indicate that either the Servicer is not performing, or is unable to perform, its duties and obligations under the Servicing Agreement. See “Servicing of the Assets” in this prospectus supplement. [Upon termination of ___as a Servicer under the related Servicing Agreement, the Subservicing Agreements also will be terminated with respect to the Assets serviced by ___.] Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by a Servicer, except as described under “Servicing of the Assets” in this prospectus supplement.

     The delinquency and loan loss data set forth below for each Servicer represents the historical experience of such Servicer’s servicing portfolio for the periods indicated. The actual delinquency and loss experience of the Asset Pool will be affected by a number of factors, including but not limited to the borrowers’ personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed borrowers or borrowers relying on commission income, fluctuations in income), marital separation and a borrower’s equity in the related mortgaged property or other secured property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable Assets. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on assets to the extent that mortgaged properties or other secured properties are concentrated in certain geographic areas. In addition, the servicing portfolios described below may include assets that have not been outstanding long enough to have “seasoned” to a point where delinquencies would be fully reflected. In the absence of substantial continuous additions of recently originated assets to an unseasoned portfolio, it is possible that the delinquency and foreclosure percentages experienced could be significantly higher than that indicated in the tables below. Accordingly, there can be no assurance and no representation is made by any Servicer that the delinquency and loss experience of the Asset Pool will be similar to that of the Servicer’s own servicing portfolio, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Assets in the Asset Pool.

[Servicer 1]

     The information in the following paragraphs has been provided by ___. None of the Depositor, the Seller, the Indenture Trustee, the Master Servicer, the Underwriter[s] or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

     ___, a ___corporation (“___” , is a specialty finance company engaged in the business of originating, purchasing, servicing and selling [sub-prime] mortgage loans secured by one- to four-family residences. ___began originating [sub-prime mortgage loans] in ___.

     ___is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

     Lending Activities and Loan Sales

     ___currently originates real estate loans through its network of offices and loan origination centers. ___also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases ___’s whole loan sale agreements provide for the transfer of servicing rights.

     ___’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. ___’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

     The following table summarizes ___’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by ___from other loan originators.

	Three Months Ended March 31,		Year Ended December 31,
	2002	2003	1999	2000	2002	2002	2003
		(Dollars in Thousands)
Originations and Purchases

Sales

     Delinquency and Foreclosure Experience

     The following table sets forth the delinquency and loss experience at the dates indicated for loans serviced by ___.

[Servicer 1]
Delinquency and Foreclosure Experience

	At December 31, 200_		At December 31, 200_		At June 30, 200_
		Outstanding		Outstanding		Outstanding
	Number/%	Principal	Number/%	Principal		Principal
	of	Amount	of	Amount	Number/%	Amount
	Assets	(In Millions)	Assets	(In Millions)	of Assets	(In Millions)
Total Portfolio
Delinquencies*
One Installment
delinquent
Percent Delinquent
Two Installments
delinquent
Percent Delinquent
Three or more
installments
delinquent
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in
Foreclosure
Percent Delinquent and
in Foreclosure**

*	An asset is deemed to have “one installment delinquent” if any Scheduled Monthly Payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

     There can be no assurance that the delinquency, foreclosure and loss experience on the Assets will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Assets and any secondary financing on the related mortgaged properties or other secured properties become equal to or greater than the value of the related mortgaged properties or other secured properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Asset Pool.

[Servicer 2]

     The information in the following paragraphs has been provided by ___. None of the Depositor, the Seller, the Indenture Trustee, the Master Servicer, the Underwriter[s] or any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

     ___, a ___corporation (“___” , is a specialty finance company engaged in the business of originating, purchasing, servicing and selling [sub-prime] mortgage loans secured by one- to four-family residences. ___began originating [sub-prime] mortgage loans in ___.

     ___is approved as a seller/servicer for Fannie Mae and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development.

     Lending Activities and Loan Sales

     ___currently originates real estate loans through its network of offices and loan origination centers. ___also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases ___’s whole loan sale agreements provide for the transfer of servicing rights.

     ___’s primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. ___’s single-family real estate loans are predominantly “conventional” mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

     The following table summarizes ___’s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by ___from other loan originators.

	Three Months Ended March 31,		Year Ended December 31,
	2002	2003	1999	2000	2002	2002	2003
		(Dollars in Thousands)
Originations and Purchases

Sales

Delinquency and Foreclosure Experience

     The following table sets forth the delinquency and loss experience at the dates indicated for loans serviced by ___.

[Servicer 2]
Delinquency and Foreclosure Experience

	At December 31, 200_		At December 31, 200_		At June 30, 200_
		Outstanding		Outstanding		Outstanding
	Number/%	Principal	Number/%	Principal		Principal
	of	Amount	of	Amount	Number/%	Amount
	Assets	(In Millions)	Assets	(In Millions)	of Assets	(In Millions)
Total Portfolio
Delinquencies*
One Installment delinquent
Percent Delinquent
Three or more installments delinquent

	At December 31, 200_		At December 31, 200_		At June 30, 200_
		Outstanding		Outstanding		Outstanding
	Number/%	Principal	Number/%	Principal		Principal
	of	Amount	of	Amount	Number/%	Amount
	Assets	(In Millions)	Assets	(In Millions)	of Assets	(In Millions)
Percentage Delinquent
In Foreclosure
Percent in Foreclosure
Delinquent and in Foreclosure
Percent Delinquent and in
Foreclosure**

*	An asset is deemed to have “one installment delinquent” if any Scheduled Monthly Payment of principal or interest is delinquent past the end of the month in which such payment was due, “two installments delinquent” if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

**	The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

     There can be no assurance that the delinquency, foreclosure and loss experience on the Assets will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Assets and any secondary financing on the related mortgaged properties or other secured properties become equal to or greater than the value of the related mortgaged properties or other secured properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by borrowers of monthly payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Asset Pool.

SERVICING OF THE ASSETS

Servicing Compensation and Payment of Expenses

     Each Servicer will be entitled to a monthly fee (the “Servicing Fee”) with respect to the related Assets, equal to one-twelfth of ___% (the “Servicing Fee Rate”) multiplied by the outstanding balance of each related Asset. Any successors to the Servicers will in all cases receive a fee in an amount equal to, but not greater than, the related Servicing Fee calculated at the related Servicing Fee Rate. As additional servicing compensation, each Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges, [including] [(other than] Prepayment Premiums[)] to the extent collected from the borrowers, together with any interest or other income earned on funds held in the Collection Account, custodial accounts and escrow accounts.

     [As compensation for master servicing, the Master Servicer will be entitled to compensation (the “Master Servicing Fee”) equal to the sum of (i) a monthly fee with respect to each Asset, equal to one-twelfth of ___% (the “Master Servicing Fee Rate”) multiplied by the Scheduled Principal Balance of the related Asset as of the due date in the prior calendar month.]

     The Master Servicing Fees and the Servicing Fees are subject to reduction as described below under “-Compensating Interest Payments.” See “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses” in the accompanying prospectus for information regarding expenses payable by the Master Servicer and the Servicers. The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to noteholders. See “Servicing of the Assets—Collection and Other Servicing Procedures” and “Remittance of Payments on Assets” in the accompanying prospectus.

Compensating Interest Payments

     When a borrower prepays a Asset in full or the Asset is liquidated on a date other than the due date, the borrower pays interest on the amount prepaid only from the last Due Date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a Prepayment Interest Shortfall. [For any Payment Date, the related Servicer will be obligated to make a payment with respect to any Prepayment Interest Shortfall in the amount (each such payment, a “Compensating Interest Payment” equal to the lesser of (i) in the case of the Servicer the applicable Servicing Fee for such date and (ii) any Prepayment Interest Shortfall for such date. For any Payment Date in which the related Servicer fails to make a Compensating Interest Payment, the Master Servicer will be obligated to make the Compensating Interest Payment to the extent such amount does not exceed its Master Servicing Fee for such Payment Date.]

Advances

     Under the Servicing Agreements, each of the Servicers will be obligated to make advances with respect to delinquent payments of principal and interest on the Assets (other than Balloon Payments) (each, a “Monthly Advance”), delinquent payments of taxes, insurance premiums and other escrowed items (each, a “Servicing Advance”), and foreclosure costs, to the extent that such advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of the related Asset. The Master Servicer will be obligated to make any required Monthly Advance if the related Servicer fails in its obligation to do so, to the extent provided in the Master Servicing Agreement. The Master Servicer and each Servicer, as applicable, will be entitled to recover any advances made by it with respect to a Asset out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Assets.

     The purpose of making Monthly Advances is to ensure continuity in cashflow to the noteholders, rather than to guarantee or insure against losses. No party will be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments on Assets due to reductions made by a bankruptcy court in the amount of a Scheduled Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.

Collection of Taxes, Assessments and Similar Items

     Each of the Servicers will, to the extent required by the related loan documents and permitted by law, maintain custodial escrow accounts for the collection of standard hazard insurance premiums, primary mortgage insurance premiums, if applicable, and real estate taxes and assessments with respect to the related Assets, and will make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property or other secured property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

     Each Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Servicing Compliance

     Each Servicer and the Master Servicer must provide the Indenture Trustee or its designee with a copy of its audited financial statements for the year and (and in the case of the Master Servicer, only in the event it is directly servicing any of the Assets as a successor Servicer) a statement from the firm of independent public accountants that prepared the financial statements to the effect that, in preparing these statements, it reviewed the results of the related Servicer’s servicing operations in accordance with the Uniform Single Attestation Program for Mortgage Bankers or other similar audit or attestation program. In addition, each Servicer and the Master Servicer will be required to deliver an officer’s certificate to the effect that the related Servicer and Master Servicer, respectively, has fulfilled its obligations during the preceding fiscal year or identifying any ways in which it has failed to fulfill its obligations during the fiscal year and the steps that have been taken to correct such failure.

THE INDENTURE TRUSTEE

     ___will act as Indenture Trustee of the trust (the “Indenture Trustee”). The mailing address of the Indenture Trustee’s corporate trust office (the “Corporate Trust Office”) is:

Telephone: (___) ___-___

     The Indenture Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Indenture Trustee. The Depositor may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In these circumstances, the Depositor will also be obligated to appoint a successor Indenture Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

     The Indenture requires the Indenture Trustee to maintain, at its own expense, an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Indenture Trustee and the securities registrar in respect of the Notes pursuant to the Indenture may be served.

THE OWNER TRUSTEE

     ___, a Delaware banking corporation, will act as owner trustee under the Owner Trust Agreement. The owner trustee’s principal offices are located at: ___. Certain functions of the owner trustee under the Owner Trust Agreement will be performed by the Indenture Trustee.

THE TRUST

General

     FBRSI Trust 200_-___is a statutory trust (the “Trust”) to be formed under the laws of the State of Delaware pursuant to an owner trust agreement (the “Owner Trust Agreement”) among the owner trustee and the Depositor. On the closing date, the Depositor will acquire the Assets from ___ pursuant to the Transfer and Servicing Agreement and will sell the Assets to the Trust.

     Pursuant to the Indenture, the Trust will issue the Notes which are secured by the following, among other things:

•	all of the Depositor’s right, title and interest in the Assets, including the related mortgage notes, mortgages and other related documents and the Depositor’s right, title and interest in and to all amounts credited to and proceeds of any of the accounts maintained by the servicers with respect to the Assets and the trust accounts related to the Trust established by the Indenture Trustee;

•	all payments on or collections in respect of the Assets due after the Cut-off Date, together with any proceeds thereof, any related Prepayment Premiums received with respect to the Assets;

•	any mortgaged properties or other secured properties on behalf of the noteholders by foreclosure or deed in lieu of foreclosure, and any revenues received from the foreclosed properties; and

•	the rights of the Indenture Trustee to receive proceeds of the applicable insurance policies and funds, if any, required to be maintained under the terms of the Indenture and the Servicing Agreements, as applicable.

     The Notes will not represent an interest in or an obligation of, nor will the Assets be guaranteed by, ___, the Seller, the Depositor, the Servicer, the Master Servicer or the Indenture Trustee or any of their affiliates.

     The Trust’s principal offices are located in ___, ___in care of [___], as owner trustee, at the address set forth under “The Owner Trustee” in this prospectus supplement.

Assignment of Assets

     On or prior to the date the Notes are issued, pursuant to the Sale and Servicing Agreement, the Seller will sell each Asset, together with all right, title and interest in and to all payments of principal and interest received in respect of the Assets after the Cut-Off Date, to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will then convey such Assets, together with such rights to payments to the Trust.

     At the time of the issuance of the Notes, the Trust will pledge to the Indenture Trustee for the benefit of the noteholders all of the Trust’s right, title and interest in and to the Assets, including all principal and interest received on each such Asset after the Cut-Off Date and its right, title and interest in and to the proceeds of any related insurance policies received after the issuance of the Notes. The Indenture Trustee, concurrently with such pledge, will authenticate and deliver the Notes at the direction of the Trust in exchange for, among other things, the Assets.

     Each Asset transferred to the Trust will be identified in a schedule (the “Asset Schedule”) delivered pursuant to the Indenture which will specify with respect to each Asset, among other things, the original principal balance and the Scheduled Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Monthly Payment, the maturity date, the Seller and the Servicer.

     Prior to the conveyance of the Assets to the Trust, [the Seller]’s operations department will complete a review of all of the Asset files, including the certificates of title to, or other evidence of a perfected security interest in, the secured properties to check the accuracy of the Asset Schedule delivered to the Indenture Trustee.

     The Depositor, with respect to the Assets, will represent and warrant only that:

•	the information set forth in the Asset Schedule was true and correct as of the date or dates on which the information was furnished;

•	the Depositor is the owner of, or holder of a first-priority security interest in, each Asset;

•	The Depositor acquired its ownership of, or security interest in, each Asset in good faith without notice of any adverse claim;

•	except for the sale and subsequent pledge of the Assets to the owner trustee and the Indenture Trustee, respectively, the Depositor has not assigned any interest or participation in any Asset that has not been released; and

•	The Depositor has the full right to sell the Assets to the owner trustee.

     As to each Asset, the following documents are generally required to be delivered to the Indenture Trustee (or its custodian) on behalf of the owner trustee in accordance with the Indenture: (1) the related original note endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit to the extent that the original note has been lost, (2) the original mortgage with evidence of recording indicated thereon (or, if such original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage or certificate of title sent for recording), (3) an original assignment of the mortgage to the Indenture Trustee or in blank in recordable form with respect to all Assets other than Assets registered on the system Mortgage Electronic Registration Systems, Inc. (“MERS”), (4) the policies of title insurance issued with respect to each Asset, and (5) the originals of any assumption, modification, extension or guaranty agreements. Certain of the mortgages or assignments of mortgage with respect to each Asset will have been recorded in the name of an agent on behalf of the holder of the related note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Asset on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.

     One or more of the documents described above are not available with respect to certain of the Assets. The Depositor will not be obligated to repurchase or substitute for any such defective Asset unless a loss that would otherwise constitute a Realized Loss is incurred with respect to such Asset and such loss resulted from the failure to deliver such documents.

     Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made certain representations and warranties concerning the Assets that generally include representations and warranties similar to those summarized in the prospectus under the heading “Origination and Sale of Assets—Representations and Warranties; Repurchases.” In addition, a Servicer, which may be the Seller, may make representations and warranties concerning the Assets as further described under the heading “Origination and Sale of the Assets—Representations and Warranties; Repurchases.”

     The representations and warranties of the Seller in respect of the Assets generally will have been made as of the date on which the Seller sold the Assets to the Depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the Notes. Since the representations and warranties of the Seller do not address events that may occur following the sale of the Assets to the Depositor, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of the Assets, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected Asset. However, the Depositor will not include any Asset in the Trust if anything has come to the Depositor’s attention that would cause it to believe that the representations and warranties of the Seller will not be accurate and complete in all material respects in respect of the related Asset as of the Cut-off Date.

     Under the terms of the Indenture and the Transfer and Servicing Agreement, and subject to [the Seller]’s option to effect a substitution as described in the next paragraph, [the Seller] will be obligated to repurchase any Asset for its Repurchase Price within 90 days after [the Seller]’s discovery, or receipt of written notice from the Indenture Trustee or the Servicer, of a breach of any representation or warranty made by [the Seller] in the Transfer and Servicing Agreement that materially and adversely affects the Indenture Trustee’s interest in any Asset, if the breach has not been cured by the 90th day. The

Repurchase Price for any Asset will be the scheduled principal balance of the Asset at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next Due Date for the Asset following the repurchase. Prior to being paid to noteholders, this Repurchase Price will be used to reimburse the servicer for any previously unreimbursed advances made by the related Servicer in respect of the repurchased Asset.

     In lieu of repurchasing a Asset as specified in the preceding paragraph, [the Seller] may, at its option, substitute a “Qualified Substitute Asset” for any Asset to be replaced. A “Qualified Substitute Asset”)is any trust asset that, on the date of substitution, among other things:

•	has an scheduled principal balance not greater than the scheduled principal balance of the replaced Asset;

•	has a mortgage rate not less than, and not more than two percentage point in excess of, the mortgage rate of the replaced Asset;

•	has a remaining term to maturity not greater than, and not more than one year less than, that of the replaced Asset;

•	complies with the asset representations and warranties in the Transfer and Servicing Agreement;

•	is the same type as the replaced Asset;

•	has a Gross Margin not less than that of the replaced Asset;

•	has the same Index as the replaced Asset;

•	has a FICO score not less than that of the replaced Asset;

•	has a Loan-to-Value Ratio not greater than that of the Asset;

•	has a Prepayment Premium with a term and an amount at least equal to the Prepayment Premium of the replaced Asset; and

•	has a credit grade not lower in quality than that of the replaced Asset.

In the event that more than one asset is substituted for a replaced Asset, the scheduled principal balances may be determined on an aggregate basis and the asset, net rate and term may be determined on a weighted average basis, provided that no Qualified Substitute Asset may have an original term to maturity beyond the latest original term to maturity of any Asset assigned to the Trust on the closing date. A Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a replaced Asset:

•	the asset shall not be 30 or more days delinquent;

•	the asset file for such asset shall not contain any material deficiencies in documentation, and shall include an executed note, as applicable, and, a recorded mortgage or certificate of title;

•	no property securing such trust asset may be the subject of foreclosure, bankruptcy, or insolvency proceedings; and

•	such asset must be secured by a valid first lien on the related mortgaged property or other secured property.

     The Seller will deposit cash into the Payment Account in the amount, if any, by which the aggregate of the scheduled principal balances of any replaced Assets exceeds the aggregate of the scheduled principal balances of the Assets being substituted for the replaced Assets. Also, if it is discovered that the actual Scheduled Principal Balance of an Asset is less than the Scheduled Principal Balance identified for such Asset on the Asset Schedule, the Seller may, at its option, deposit the amount of the discrepancy into the Payment Account instead of repurchasing the Asset. All of such deposits will be treated as a partial principal prepayment on the Assets.

     To the extent that any Asset as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Asset, holders of Notes may incur a loss.

     In addition, the Seller is required to indemnify the Depositor and its assignees, including the trust, against losses and damages they incur as a result of breaches of the Seller’s representations and warranties. The Seller’s obligation to repurchase or substitute for a Asset affected by a breach of a representation or warranty and to indemnify the Depositor and its assignees for losses and damages caused by a breach constitute the sole remedies available to the Indenture Trustee and the noteholders for a breach of a representation or warranty under the Indenture or the Transfer and Servicing Agreement with respect to the Assets.

Conveyance of Subsequent Assets and Pre-Funding Account

     A Pre-Funding Account will be established by the Indenture Trustee and funded by the Depositor on the Closing Date to provide the trust with funds to purchase subsequent Assets (the “Subsequent Assets”). The Subsequent Assets will be purchased by the Trust during the Pre-Funding Period, which will begin on the Closing Date and end on ___, 200_. The Pre-Funded Amount will initially equal the difference between the aggregate Class Principal Amount of the Notes on the Closing Date and the aggregate Scheduled Principal Balance of the initial Assets as of the Cut-off Date. In the event that the Trust is unable to acquire sufficient qualifying Assets by ___ ___, 200_, any amounts remaining in the Pre-Funding Account will be applied as a partial principal prepayment to noteholders entitled to the payment on the first Payment Date. Any investment income earned on amounts on deposit in the Pre-Funding Account will be paid to the Depositor and will not be available for payment to noteholders.

     Under the Indenture, the Trust will be obligated to purchase Subsequent Assets from FBR Securitization, Inc. during the Pre-Funding Period, if available. Subsequent Assets will be transferred to the Trust pursuant to subsequent sale agreements between the Depositor and the Trust. Each Subsequent Asset will have been underwritten in accordance with the Depositor’s standard underwriting criteria. In connection with the purchase of Subsequent Assets on each Subsequent Transfer Date, the Trust will be required to pay to the Depositor from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the Scheduled Principal Balance of the Subsequent Assets as of the related Cut-off Date. Any conveyance of Subsequent Assets on a Subsequent Transfer Date must satisfy conditions including, but not limited to:

•	each Subsequent Asset must satisfy the representations and warranties specified in the related subsequent sale agreement and the Indenture;

•	the Depositor will not select Subsequent Assets in a manner that it believes is adverse to the interests of the noteholders;

•	each Subsequent Asset must not be 30 or more days delinquent as of its Cut-off Date;

•	as a result of the purchase of the Subsequent Assets, the Notes will not receive from ___or ___a lower credit rating than the rating assigned at the initial issuance of the Notes; and

•	an independent accountant will provide a letter confirming that the characteristics of the Subsequent Assets conform to the characteristics described in this prospectus supplement.

Following the end of the Pre-Funding Period, the Asset Pool must satisfy the following criteria:

•	the weighted average mortgage rate must not be less than ___% or more than ___%;

•	the weighted average remaining term to stated maturity must not be less than ___months or more than ___months;

•	the weighted average Loan-to-Value Ratio must not be greater than ___%; and

•	not more than ___%, ___% and ___% of the Assets located in ___, ___, or any other individual state, respectively.

     Information regarding Subsequent Assets comparable to the disclosure regarding the initial Assets provided in this prospectus supplement will be filed on a report on Form 8-K with the SEC within 15 days following the end of the Pre-Funding Period.

THE INDENTURE AND THE
TRANSFER AND SERVICING AGREEMENT

     The Notes will be issued in accordance with the Indenture dated as of ___, 200___(the “Indenture”), between the Trust and the Indenture Trustee. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Indenture and the Notes. In addition to the provisions of the agreements summarized elsewhere in this prospectus supplement, there is, set forth below, a summary of certain other provisions of the Indenture. See also “Certain Terms of the Pooling and Servicing Agreement and the Indenture.” This summary of the provisions of the Indenture and the Transfer and Servicing Agreement does not purport to be complete.

Termination of the Indenture

     The Indenture will terminate upon the last action required to be taken by the Indenture Trustee on the final Payment Date following the final payment or other liquation, or any related advance, of the last Asset remaining in the Trust or the disposition of all property acquired upon repossession or foreclosure of any mortgaged property or other secured property.

Voting Rights

     The voting rights of the Trust will be allocated to each Class of Notes in proportion to their respective Class Principal Amounts.

Amendment

     The Indenture and the Transfer and Servicing Agreement may be amended without the consent of the holders of the Notes, for any of the purposes set forth under “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Amendment” in the prospectus. In addition, the Indenture and the Transfer and Servicing Agreement may be amended with the consent of the holders of a majority-in-interest of the Class of affected Notes, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of such Class of Notes. However, in no event, may any amendment without the consent of all of the noteholders:

•	reduce in any manner the amount of, or delay the timing of, payments required to be made on any Class of Notes without the consent of the holders of such Class of Notes;

•	alter the obligations of the Servicer, Master Servicer or the Indenture Trustee (in its capacity as successor Master Servicer) to make an advance or alter the servicing standards set forth in the Transfer and Servicing Agreement or any Servicing Agreement;

•	affect adversely in any material respect the interests of the holders of any Class of Notes in a manner other than as described in the clause above, without the consent of the holders of such Class of Notes evidencing percentage interests aggregating at least 66 2/3%;

•	reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Notes, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Notes; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to the assets of the trust.

Master Servicer Events of Default

     An event of default with respect to the Master Servicer will consist, among other things, of:

•	any failure by the Master Servicer to make an advance and any other failure by the Master Servicer to remit to the Indenture the required amounts or to remit to the Indenture Trustee any payment which continues unremedied for one business day following written notice to the Master Servicer; or

•	any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements in the Indenture, which continues unremedied for 30 days after the earlier of the (i) date on which written notice of the failure is given to the Master Servicer and (ii) actual knowledge of such failure by a servicing officer of the Master Servicer; or

•	insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Master Servicer Events of Default

     So long as a master servicer event of default under the Transfer and Servicing Agreement remains unremedied, the Depositor or the Indenture Trustee may (and, pursuant to the Indenture, if so directed by holders of Notes evidencing at least [66-2/3]% of the voting rights, shall) terminate all of the rights and obligations of the Master Servicer in its capacity as master servicer of the Assets, as provided in the Transfer and Servicing Agreement. If this occurs, the Indenture Trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the Indenture, including the obligation to make advances.

     No assurance can be given that termination of the rights and obligations of the Master Servicer under the Transfer and Servicing Agreement would not adversely affect the servicing of the Assets, including the loss and delinquency experience of the Assets.

     No noteholder, solely by virtue of its status as a holder of a Note, will have any right under the Indenture to institute any proceeding with respect to termination of the Master Servicer, unless the holder previously has given to the Indenture Trustee written notice of the Master Servicer’s default and noteholders having not less than [66-2/3]% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the Indenture Trustee.

Events of Default with Respect to the Notes

     An event of default with respect to the Notes will consist, among other things of:

•	a default for 15 days or more in the payment of any principal of or interest on any Note;

•	failure to perform any other covenant of the Depositor or the Trust in the Indenture which continues for a period of 30 days after notice thereof is given in accordance with the procedures described in the Indenture; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust.

Rights Upon Events of Default with Respect to the Notes

     If an event of default with respect to the outstanding Notes occurs and is continuing, either the Indenture Trustee or the holders of at least 66 2/3% of the then-aggregate outstanding amount of the Notes of such series may declare the principal amount of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority of the then aggregate outstanding amount of the Notes of such series.

     If, following an event of default with respect to the outstanding Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any note for 30 days or more, unless:

•	the holders of 66-2/3% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes at the date of such sale, or

•	the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for payment to the noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the noteholders after the occurrence of such an event of default.

     In the event the principal amount of the Notes is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     On any Payment Date on which an Event of Default is continuing or on which Payment of the Notes has been accelerated, Principal Proceeds will be applied by the Indenture Trustee to pay the following amounts, in the following order of priority:

          (1) to the holders of the Class A Notes in reduction of Class Principal Balance of the Class A Notes until it is zero;

          (2) To the holders of the Class M Notes in reduction of the Class Principal Balance of the Class A Notes until it is zero; and

          (3) to the holders of the trust certificates any remaining funds.

Reports to Noteholders

     The Indenture Trustee will furnish the noteholders with a monthly statement (based on information received from the Master Servicer) generally containing information with respect to principal and interest payments on the Notes and realized losses on the Assets. Any financial information contained in these reports will not have been examined or reported upon by an independent public accountant. Copies of the monthly statements and any annual reports prepared by a servicer or the Indenture Trustee evidencing the status of its compliance with the provisions of a Indenture and Servicing Agreement will be furnished to related noteholders upon request addressed to the Indenture Trustee.

     The monthly statement for a Payment Date will identify, among other things, the following items:

•	the amount of the payment to the noteholders on the related Payment Date allocable to (i) the principal (separately setting forth Principal Prepayments) and (ii) any Monthly Excess Cash Flow payment;

•	the amount of the payment to the noteholders on such Payment Date allocable to the Current Interest;

•	the amount, if any, of payment to the holder of the ownership certificate;

•	the amount of Servicing Advances made with respect to such Payment Date and the aggregate amount of unreimbursed Servicing Advances, if any;

•	the amount of Monthly Advances with respect to such Payment Date and the aggregate amount of unreimbursed Monthly Advances, if any;

•	the Class Principal Amount for each Class of Notes after giving effect to the payment of the Current Interest and any Monthly Excess Cash Flow on such Payment Date;

•	the amount of fees paid to each of the Servicer, the Master Servicer, the Owner Trustee and Indenture Trustee with respect to such Payment Date;

•	the aggregate amount of realized losses on the Assets incurred during the related Due Period and the cumulative amount of realized losses on the Assets since the Cut-off Date;

•	the Pool Scheduled Principal Balance as of the end of the related Due Period;

•	the number and the aggregate of the Principal Balances of the Assets delinquent (i) 30 to 59 days, (ii) 60 to 89 days or (iii) 90 days or more, as of the end of the related Due Period;

•	the aggregate of the Principal Balances of the Assets in foreclosure or other similar proceedings or in which the borrower is in bankruptcy and the book value of any secured property acquired through foreclosure or grant of a deed in lieu of foreclosure during the related Due Period;

•	the aggregate of the Principal Balances of the Assets repurchased by the Seller or the related Servicer, separately setting forth the aggregate of the principal balances of Assets delinquent for three consecutive monthly installments purchased by the related Servicer at its option pursuant to the related Servicing Agreement;

•	the Note Interest Rate applicable to such Payment Date with respect to each Class of Notes;

•	the amount of Interest Proceeds and the Principal Proceeds applicable to such Payment Date;

•	the amount of any shortfall in interest payable the Notes;

•	the Current Overcollateralization Amount, the then-applicable Target Overcollateralization Amount, if any, and the Overcollateralization Build Amount with respect to such Payment Date;

•	LIBOR with respect to such Payment Date; and

•	the amount of funds remaining in the Pre-Funding Account and the Capitalized Interest Account, if any.

     In the case of information furnished pursuant to the first two clauses above, the amounts shall be expressed as a dollar amount per Note with a $1,000 principal denomination.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Hunton & Williams LLP, counsel to FBR Securitization, Inc. (“Tax Counsel”) for federal income tax purposes, [(i)] the Notes will be characterized as debt as long as they are held by persons unrelated to the holder of the trust certificates [and (ii) the Trust will be treated as a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code so long as the trust certificates are wholly owned exclusively by a REIT or a “qualified REIT subsidiary.”] Each noteholder, by the acceptance of a Note, will be deemed to have agreed to treat its Note as a debt instrument for federal and state income taxes and any other tax measured by income. See “Material Federal Income Tax Consequences” in the Prospectus for additional information concerning the application of federal income tax laws to the trust and the Notes.

     [In the event that the Trust is otherwise no longer wholly owned by a REIT or a qualified REIT subsidiary, it would become subject to federal income taxation as a corporation and would not be permitted to be included in a consolidated income tax return of another corporate entity. Unless entitled to relief under certain Code provisions, if the REIT owning the Trust, or the parent REIT of the qualified REIT subsidiary that owns the Trust, loses its REIT status, it also would be disqualified from treatment as a REIT for the four taxable years following the year in which qualification is lost. In the event that federal income taxes are imposed on the Trust, the cash flow available to make payments on the Notes would be reduced. In addition, a failure to pay such taxes could result in the bankruptcy or insolvency of the Trust, which could result in a temporary stay of payments on the Notes or a consequential redemption of the Notes at a time earlier than anticipated. No transfer of the trust certificates will be permitted to an entity that is not a REIT or a qualified REIT subsidiary or that would result in the Trust not being treated as a qualified REIT subsidiary. See “Material Federal Income Tax Consequences” in the accompanying prospectus.]

     The Notes, depending on their issue prices, may be treated as having been issued with original issue discount. As a result, holders of the Notes may be required to recognize income with respect to the Notes somewhat in advance of the receipt of cash attributable to that income. The prepayment assumption that will be used for the purpose of computing original issue discount for federal income tax purposes if ___% of the prepayment assumption.

     The Notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Notes also will not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

     Prospective investors in the Notes should see “Material Federal Income Tax Consequences” and "State Tax Considerations” in the accompanying prospectus for a discussion of the application of certain federal income and state and local tax laws to the issuer and purchasers of the Notes.

LEGAL INVESTMENT CONSIDERATIONS

     Upon the termination of the pre-funding period, the Notes will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

     Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

General

     Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), impose restrictions on retirement plans and other employee benefits plans or arrangements (the “Plans) and on persons who are parties in interest or disqualified persons (“Parties in Interest”) with respect to plans. Some employee benefit plans, such as governmental plans and church plans are not subject to the restrictions of ERISA, and assets of these plans may be invested in the Notes without regard to ERISA considerations, subject to other federal and state law. However, a governmental or church plan that is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules of section 503 of the Code. Any plan fiduciary that proposes to cause a plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the plan’s acquisition and ownership of the Notes. See “ERISA Considerations” in the accompanying prospectus.

     Investments by plans are also subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.

Prohibited Transactions and The Plan Asset Regulation

     Section 406 of ERISA prohibits Parties in Interest from engaging in transactions involving a plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes, or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA, on Parties in Interest that engage in non-exempt prohibited transactions.

     The United States Department of Labor (“DOL”) has issued regulations concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code (the “Plan Asset Regulation”). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets” such that any person who exercises control over such assets would be subject to ERISA’s fiduciary standards. Under the Plan Asset Regulation, generally when a plan invests in another entity, the plan’s assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a plan acquires an “equity interest” in an entity, the assets of the entity will be treated as assets of the plan investor unless exceptions not applicable here apply.

     Under the Plan Asset Regulation, the term “equity interest” is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” Although the Plan Asset Regulation are silent with respect to the question of which law constitutes “applicable local law” for this purpose, DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in questions. In the preamble to the Plan Asset Regulation, DOL declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered “substantial,” noting that the question of whether a Plan’s interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan’s investment would be a practical vehicle for the indirect provision of investment management services.

     The Depositor expects that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exception applies, the Trust could be considered to hold plan assets by reason of a Plan’s investment in the Notes. If the Notes are not treated as equity interests in the owner trust for purposes of the Plan Asset Regulation, a plan’s investment in the Notes would not cause the assets of the owner trust to be deemed plan assets. However, the Depositor, the master servicer, the related servicer, the indenture trustee, and the owner trustee may be the sponsor of or investment advisor with respect to one or more plans. Because such parties may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the Notes may not be purchased using the assets of any plan if the Depositor, the master servicer, the related servicer, the indenture trustee, or the owner trustee has investment authority with respect to such assets.

     In addition, certain affiliates of the owner trustee might be considered or might become Parties in Interest with respect to a plan. In either case, the acquisition or holding of the Notes by or on behalf of such a plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as prohibited transaction class exemption (“PTCE” 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain “in-house asset managers”. In addition, each purchaser or proposed transferee of a Note must represent to the Indenture Trustee either (a) that it is not, and is not purchasing the notes with assets of, an employee benefit plan subject to Title I of ERISA, or a plan subject to section 4975 of the Code, or a governmental plan or church plan that is subject to any provisions of applicable federal, state or local law (“Similar Law”) substantially similar to the foregoing provisions of ERISA or the Code, or (b) that its acquisition and holding of the Notes will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code or Similar Law and will not subject the Issuer, the Indenture Trustee, the owner trustee or Master Servicer to any obligation in addition to those undertaken in the Indenture.

     If the Notes are deemed to be equity interests in the owner trust, the owner trust could be considered to hold plan assets by reason of a plan’s investment in the Notes. In such an event, the master servicer and other persons exercising management or discretionary control over the assets of the owner trust may be deemed to be fiduciaries with respect to investing plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the owner trust’s assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the owner trust by a plan.

Review by Plan Fiduciaries

     Any plan fiduciary considering whether to purchase any Notes on behalf of a plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Notes to a plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

USE OF PROCEEDS

     The net proceeds from the sale of the Notes less the original Pre-Funded Amount will represent the purchase price to be paid by the trust to the Depositor for the initial Assets, will be applied by the Depositor.

UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the “Underwriting Agreement”) between the Depositor and ___(the “Underwriter(s)”), the Depositor has agreed to sell to the Underwriter(s) the Notes.

     The distribution of the Notes by the Underwriter(s) will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter(s) may effect such transactions by selling the Notes to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter(s) and any dealers that participate with the Underwriter(s) in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Securities Act.

     Expenses incurred by the Depositor in connection with this offering are expected to be approximately $___.

LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter(s) by Hunton & Williams LLP.

RATINGS

     It is a condition to the issuance of the Notes that they receive ratings as set forth on page S-3. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of payments in the amount of Scheduled Monthly Payments on the Assets. The rating takes into consideration the characteristics of the Assets and the structural and legal aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

     The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

     The Depositor has not requested a rating of the Notes by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the rating agencies.

Index of Principal Terms

Defined Term	Page
80+ LTV Loans	S-31
Accrual Period	S-18
Adjustable Rate Assets	S-30, S-32
Adjustment Date	S-32
Asset Pool	S-15
Asset Schedule	S-52
Assets	S-15
Balloon Loans	S-32
Balloon Payments	S-32
Beneficial Owner	S-15
Book-Entry Notes	S-15
Business Day	S-19
Class A Notes	S-15
Class M Notes	S-15
Class Principal Amount	S-19
Code	S-63
Collection Account	S-16
Compensating Interest Payment	S-49
Corporate Trust Office	S-51
Current Interest	S-20
Current Overcollateralization Amount	S-22
Custodial Account	S-16
Cut-off Date	S-30
Cut-off Date Balance	S-30
Definitive Note	S-15
Depositor	S-15
DOL	S-63
DTC	S-15
Due Period	S-20
equity interest	S-64
ERISA	S-4
Fixed Rate Assets	S-30
Gross Margin	S-32
Indenture	S-57
Indenture Trustee	S-51
Index	S-33
Initial Cap	S-32
Insurance Proceeds	S-19
Interest Proceeds	S-18
LIBOR	S-20
LIBOR Determination Date	S-20
Liquidation Proceeds	S-19
Loan-to-Value Ratio	S-31
Master Servicing Fee	S-48
Master Servicing Fee Rate	S-48
Maturity Date	S-23
Maximum Rate	S-32
MERS	S-53
Minimum Rate	S-32
Modeling Assumptions	S-27
Monthly Advance	S-49
Monthly Excess Cash Flow	S-20
Note Interest Rate	S-20
Note Principal Amount	S-20
Notes	S-15
Owner Trust Agreement	S-51
Parties in Interest	S-63
Payment Account	S-16
Penalty Period	S-32
Percentage Interest	S-16
Periodic Cap	S-32
Plan Asset Regulation	S-63
plan assets	S-63
Plans	S-63
Pool Scheduled Principal Balance	S-20
Prepayment Assumption	S-27
Prepayment Interest Shortfall	S-20
Prepayment Premium	S-32
Principal Proceeds	S-19
PTCE	S-64
Qualified Substitute Asset	S-54
Record Date	S-16
Remittance Date	S-16
Scheduled Monthly Payment	S-30
Scheduled Principal Balance	S-30
Securities Act	S-65
Seller	S-30
Servicers	S-44
Servicing Advance	S-49
Servicing Agreement	S-44
Servicing Fee	S-48
Servicing Fee Rate	S-48
Similar Law	S-64
Six-Month LIBOR Index	S-33
SMMEA	S-62
Subsequent Assets	S-55
Subservicer	S-44
Subservicing Agreement	S-44
Target Overcollateralization Amount	S-22
Tax Counsel	S-62
Transfer and Servicing Agreement	S-44
Trust	S-1
Trust Fund	S-15
Underwriter(s)	S-65
Underwriting Agreement	S-65
Underwriting Guidelines	S-42